 Filed Pursuant to Rule 424(b)(4)
 Registration Statement Nos. 333-258925 and 333-260392
$180,000,000
Accretion Acquisition Corp.
18,000,000 Units

Accretion Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Although our efforts to locate a target business are not limited to a particular industry or geographic region, we intend to focus our search on target businesses involved in the energy value chain. If we are unable to consummate an initial business combination within 18 months from the closing of this offering, we will redeem 100% of the public shares for a pro rata portion of the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our tax obligations (less up to $100,000 of interest to pay liquidation expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein.
This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one share of common stock, one right, and one-half of one warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination, as described in more detail in this prospectus. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Each warrant will become exercisable 30 days after the completion of an initial business combination and will expire on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation. We have granted the underwriters a 45-day option to purchase up to an additional 2,700,000 units to cover over-allotments, if any.
Accretion Acquisition Sponsor, LLC, which we refer to throughout this prospectus as our “sponsor,” has committed that it and/or its designees will purchase from us an aggregate of 7,300,000 warrants, or “private warrants,” at $1.00 per warrant for a total purchase price of $7,300,000 in a private placement that will occur simultaneously with the consummation of this offering. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us additional private warrants at the same per-warrant price in the same proportion that the over-allotment option is exercised, up to a maximum of 810,000 private warrants. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private warrants are identical to the warrants included in the units sold in this offering.
There is presently no public market for our units, shares of common stock or warrants. Our units have been approved to be listed on the Nasdaq Global Market, or Nasdaq, under the symbol “ENERU,” on or promptly after the date of this prospectus. The common stock, rights, and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus unless the representatives of the underwriters inform us of their decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin; provided that no fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the common stock, rights, and warrants will be traded on Nasdaq under the symbols “ENER,” “ENERR,” and “ENERW,” respectively.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 20 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Unit	Total
Public offering price	$10.00	$180,000,000
Underwriting discounts and commissions(1)	$0.55	$9,900,000
Proceeds, before expenses, to us	$9.45	$170,100,000

(1)
Includes $0.35 per unit, or $6,300,000 (or $7,245,000 of the over-allotment option is exercised in full) in the aggregate payable to the representatives of the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the representatives of the underwriters only on completion of an initial business combination, as described in this prospectus. The underwriters have also received and will receive compensation in addition to the underwriting discount, including 120,000 shares of common stock, which we refer to as the “EBC founder shares”. See “Underwriting” for further information relating to the underwriting compensation we will pay in this offering.

Upon consummation of the offering, an aggregate of $181,800,000 (or $209,070,000 if the over-allotment option is exercised in full) or $10.10 per unit sold to the public in this offering will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination and our redemption of our public shares.
The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about October 25, 2021.
Joint Book-Running Managers
EarlyBirdCapital, Inc.	Stephens Inc.
October 20, 2021

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.
ACCRETION ACQUISITION CORP.

i

PROSPECTUS SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Accretion Acquisition Corp. References in this prospectus to our “public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our sponsor (as defined below), officers and directors to the extent they purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares. References in this prospectus to our “management” or our “management team” refer to our officers and directors, references to our “initial stockholders” are to our stockholders prior to this offering (other than the holders of the EBC founder shares described below) and references to our “sponsor” refer to Accretion Acquisition Sponsor, LLC, a company affiliated with our officers and directors. References to “EarlyBirdCapital” are to EarlyBirdCapital Inc., and references to “Stephens” are to Stephens Inc., each, except as the context indicates otherwise, in its capacity as representative of the underwriters. The term “equity-linked securities” refers to any debt or equity securities issued in a transaction, including but not limited to a private placement of equity or debt, that are convertible, exercisable or exchangeable for shares of common stock. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.
General
We are a blank check company formed under the laws of the State of Delaware on February 26, 2021. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us.
We intend to identify and acquire a business involved in the energy value chain, which includes upstream, water management, gas and vapor capture, energy transition related systems, midstream, oil and gas-related software, commodity risk management or oil and gas services. We believe that recent commodity price volatility and other market factors have limited the strategic options open to many privately-held energy and energy-related companies, and that acquisition by a special purpose acquisition company like ours could be attractive to such companies as a means of providing needed liquidity and growth potential. We believe that the attractiveness of such a transaction may be further enhanced by the extensive experience our management team has in all aspects of the energy industry, including operations, asset acquisitions and divestitures, financing, investor relations and regulatory matters. Members of our management team average over 20 years of experience in multiple subsectors across the energy value chain and will leverage this experience, as well as our deep network of industry relationships, to enhance the value and growth potential of the business we acquire.
Our management team has demonstrated an ability to recognize untapped value from transactions across the energy sector. The team has proven their ability to identify and execute acquisitions, enhance the acquired assets and monetize investments that result in significant rates of return. Our team has been involved in energy and energy-related transactions with an aggregate transaction value of over $10 billion.
Our management team focuses on achieving returns with balanced risk and reward, capitalizing on a unique transition in the market, and combining sector expertise, experience and relationships to maximize value. We believe the combined expertise and experience of our executive officers in sourcing, analyzing and executing investments in the energy industry, complemented with the significant energy-related experience of our board of directors, will make us a partner of choice for potential business combination targets.
Notwithstanding the foregoing, past performance of our management team is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical performance record of our management team as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. In addition, our officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities. For a list of our officers and directors and entities for which a conflict of interest may or does exist between such persons and the company, as well as the priority and preference that such entity has with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph under “Management — Conflicts of Interest”.
Our Business Strategy and Competitive Strengths
We believe there are many companies in the upstream energy and related industries that, despite having high-quality assets, are currently subject to adverse market conditions that limit their potential for growth. In particular, recent commodity price volatility related to the COVID-19 pandemic and other factors, environmental and regulatory matters, and cash-flow generation concerns have resulted in substantial declines in the availability of debt and equity financing and consequently, M&A activity:
•
Debt Capital Markets

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We believe that accessing the traditional oil and gas focused bank lending market has become substantially more difficult for borrowers due to recent and significant impairments, with many lenders exiting the space and the remainder tightening structures and moving up-market to borrowers with greater scale;

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The availability of the high yield debt market for energy issuers was highly constrained for much of 2020; however, activity has recently increased, generally among larger issuers, due to increased investor demand for yield; and

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The retrenchment by lenders has left many companies lacking size and scale with private debt as their primary credit option, increasing the cost of capital for smaller players and widening the gap between the “haves” and the “have-nots”.

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Equity Capital Markets

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Public equity capital has shifted away from energy (energy companies comprised only 2.7% of the S&P 500 as of June 2021 as compared to 10.1% in January 2014);

•
The IPO market remains challenging for energy companies, causing many private companies to abandon their plans to pursue IPOs in recent years; and

•
Private equity commitments in the upstream energy industry have contracted; one report estimates that upstream-focused private equity funds committed 90% less capital to platforms in 2020 than they did in 2017.

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M&A/A&D Market

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Upstream oil and gas asset acquisitions and divestiture activity were extremely low in 2020 relative to recent years. We believe that this was driven significantly by capital scarcity and lack of available acquisition financing for cash bids;

•
In contrast, corporate M&A activity (i.e., acquisitions of upstream companies as opposed to assets) has been the more dominant mechanism for upstream acquisitions in the last two years; and

•
We believe further consolidation is both required and anticipated as companies attempt to achieve the scale necessary to improve cash flow and attract capital.

•
Our Value Proposition

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The management teams of a majority of exploration- and production-focused special acquisition companies intend to run the target company post-merger. While we believe we have the ability to operate such a target company, we would consider retaining incumbent management, making our company an attractive merger partner for selling management teams.
As a result of these factors, the types of liquidity events owners of upstream assets have frequently used in the past to exit their investments are often less available today than they have been in prior periods. We believe that such owners may find an acquisition by a special purpose acquisition company like our company a compelling alternative to traditional exit events such as initial public offerings and sales to public companies. The types of businesses we expect to target include:
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Traditional Energy: Upstream Oil & Gas.   We believe that recent declines in capital markets activity has left many upstream companies in need of liquidity, and that this may provide us with opportunities to acquire companies focused on operated working interests and minerals/royalties. Such companies could include legacy private equity portfolio companies in late vintage funds with limited options for an exit event and closely-held private companies where older owners would prefer an exit to succession. We also believe that there may be opportunities to acquire asset packages from larger companies seeking to raise drilling capital or to reduce indebtedness and gain exposure to an alternative investment vehicle that may trade at a higher valuation in the market.

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Energy “Off-shoots”.   We will also pursue opportunities in energy-adjacent “off-shoots” that would be complemented by the experience of our management and directors, including but not limited to energy software/technology, data/analytics platforms, commodity risk management, energy storage/efficiency, gas/vapor capture, energy transition related systems, water management, midstream, and technology-enabled service providers that have demonstrated significant value and that would benefit from growth capital and an improved valuation in the public markets.

Acquisition Criteria and Process
We expect to develop our pipeline of opportunities for a potential business combination through our team’s substantial experience, deep relationships and extensive network of corporate executives, board members, private equity firms, family offices, investment bankers, lawyers, investors, lenders and other service providers to the industry. By utilizing this approach in the past, members of our team have helped build large public and private platforms in the energy space. We expect to focus on companies that have one or more of the following qualities:
•
Are poised for high growth due to recent underperformance stemming from dislocations in the markets in which they operated;

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Are engaged in activities that are consistent with our management’s corporate values and industry perspective, and will benefit from our team’s partnership, operating / technical expertise, and extensive network of industry relationships;

•
Have a defensible market position with differentiated product offerings, technology, assets, supply chain capabilities, or other competitive advantages;

•
Have assets in areas of operation where there could be follow-on acquisition opportunities that allow our company to leverage its initial operating platform and realize operating and financial synergies association with consolidation;

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Have a positive environmental and social impact, considering all stakeholders, employees, and the community without compromising financial returns for stockholders;

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Will be well-received by public investors and are expected to have good access to public capital markets; and

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Will generate attractive risk-adjusted returns for stockholders.

However, the foregoing list of attributes is not exhaustive of the factors we will consider; in addition, we may not be able to, or may not elect to, complete a business combination with a company that has any of these attributes.

Effecting a Business Combination
We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we decide to allow stockholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such business combination and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. We have no specified maximum percentage threshold for conversions in our amended and restated certificate of incorporation and even those public stockholders who vote in favor of our initial business combination have the right to convert their public shares. As a result, this may make it easier for us to consummate our initial business combination.
We will have up to 18 months from the closing of this offering to consummate an initial business combination. If we are unable to consummate an initial business combination within such time period, we will redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our tax obligations (less up to $100,000 of interest to pay liquidation expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to dissolve and liquidate. We expect the pro rata redemption price to be approximately $10.10 per share of common stock (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.
Nasdaq listing rules require that our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Although our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.
We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, when taking the totality of facts and circumstances into account. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test.
Potential Conflicts
Members of our management team will directly or indirectly own shares of our common stock, or other instruments, such as warrants, linked to our common stock, following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Our officers and directors have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account, subject to any fiduciary or contractual obligations they may have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that might be attractive to any entity to which he has fiduciary or contractual obligations, he may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. For more information on the relevant pre-existing fiduciary duties or contractual obligations of our management team, see the section titled “Management — Conflicts of Interest.”
Private Placements
In April 2021, we issued an aggregate of 4,312,500 shares of our common stock, which we refer to throughout this prospectus as the “founders’ shares,” for an aggregate purchase price of $25,000, or approximately $0.006 per share, to our sponsor. In September 2021, our sponsor transferred 50,000 founders’ shares to each of our independent directors at the same per-share purchase price paid by our sponsor. In October 2021, we effected a dividend of 0.2 shares of common stock for each outstanding share of common stock (the “Dividend”). The founders’ shares held by our initial stockholders include an aggregate of up to 675,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial stockholders will continue to own 20.0% of our issued and outstanding shares after this offering, assuming the initial stockholders do not purchase units in this offering and not including the 120,000 EBC founder shares described below.
In April 2021, we issued to EarlyBirdCapital and its designees an aggregate of 100,000 shares, which increased to 120,000 shares as a result of the Dividend (such shares being referred to throughout this prospectus as the “EBC founder shares”). The EBC founder shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual.
In addition, our sponsor has agreed that it and/or its designees will purchase from us an aggregate of 7,300,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $7.3 million, in a private placement that will occur simultaneously with the closing of this offering. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us an additional number of private warrants in the same proportion that the over-allotment option is exercised, up to a maximum of 810,000 private warrants. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private warrants will be added to the proceeds of this offering and placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete an initial business combination within 18 months from the closing of this offering, the proceeds from the sale of the private warrants will be included in the liquidating distribution to our public stockholders and the private warrants will be worthless.
Corporate Information
Our executive offices are located at 410 17th Street, #1110 Denver, Colorado 80202 and our telephone number is (720) 328-5070.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

The Offering
Securities offered
18,000,000 units, at $10.00 per unit, each unit consisting of one share of common stock, one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination, and one-half of one warrant, each whole warrant to purchase one share of common stock.
We structured each unit to contain one right, with each right entitling the holder to one-tenth of one share of common stock, and one-half of one warrant, with each whole warrant exercisable for one share of common stock, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of an initial business combination, thus making us, we believe, a more attractive initial business combination partner for target businesses.
Listing of our securities and symbols
Our units, and the shares of common stock and warrants once they begin separate trading, will be listed on Nasdaq under the symbols “ENERU,” “ENER,” “ENERR,” and “ENERW,” respectively.
Trading commencement and separation of common stock, rights, and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock, rights, and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus unless the representatives of the underwriters inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release and filed a Current Report on Form 8-K announcing when such separate trading will begin.
Once the shares of common stock, rights, and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, rights, and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.
In no event will the common stock, rights, and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the representatives of the underwriters have allowed separate trading of the common stock, rights, and warrants prior to the 90th day after the date of this prospectus.
Units
Number outstanding before this offering
0 units
Number outstanding after this offering
18,000,000 units1
Shares of common stock
Number outstanding before this offering
5,295,000 shares2
Number to be outstanding after this offering and private placement
22,620,000 shares3
Rights
Number outstanding before this offering
0 rights
Number to be outstanding after this offering
18,000,000 rights1
Warrants
Number outstanding before this offering
0 warrants
Number to be sold in private placement
7,300,000 warrants1
Number to be outstanding after this offering and private placement
16,300,000 warrants1
Exercisability
Each whole warrant is exercisable for one share of common stock at a price of $11.50 per share and only whole warrants are exercisable. The warrants will become exercisable 30 days after the completion of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.
Exercise price
$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates,

1
Assumes that the over-allotment option has not been exercised.

2
Includes 120,000 EBC founder shares and up to 675,000 founders’ shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

3
Assumes the over-allotment option has not been exercised and therefore that 675,000 founders’ shares have been forfeited.

without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the price at which we issue the additional shares of common stock or equity-linked securities.
No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
Redemption
We may redeem the outstanding warrants, including the private warrants and any warrants issued to our sponsor, officers or directors in payment of working capital loans made to us, in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of our shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending three business days before we send the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.
If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Terms of Rights
Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of our initial business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any such funds in exchange for their rights and the rights will expire worthless. We will not issue fractional shares upon exchange of the rights. If, upon exchange of the rights, a holder would be entitled to receive a fractional interest in a share, we will, upon exchange, either round up to the nearest whole number the number of shares to be issued to the right holder or otherwise comply with Section 155 of the Delaware General Corporation Law, as further described herein. We will make the determination of how we are treating fractional shares at the time of our initial business combination and will include such determination in the proxy materials we will send to stockholders for their consideration of such initial business combination.
Securities purchased, or being purchased, by insiders in connection with this offering
Our sponsor paid $25,000 to cover certain of our offering costs in consideration of 4,312,500 founders’ shares. In September 2021, our sponsor transferred 50,000 founders’ shares to each of our independent directors at the same per-share purchase price paid by our sponsor. In October 2021, we effected the Dividend, which resulted in 5,175,000 founders’ shares held by our initial stockholders, which includes an aggregate of up to 675,000 shares of common stock subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our initial stockholders will be required to forfeit only a number of shares of common stock necessary to continue to maintain the 20.0% ownership interest in our shares of common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option (excluding the EBC founder shares and any shares included in units purchased by our initial stockholders in this offering). The founders’ shares are identical to the shares of common stock included in the units being sold in this offering. However, our initial stockholders and officers and directors have agreed (A) to vote any shares owned by them in favor of any proposed business combination, (B) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination or sell any shares to us in a tender offer in connection with a proposed initial business combination and (C) that the founders’

shares will not participate in any liquidating distributions from our trust account upon winding up if a business combination is not consummated.
As a result, if we sought stockholder approval of a proposed transaction we could need as few as 6,690,001 of our public shares (or approximately 37.2% of our public shares), to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised, that the initial shareholders do not purchase any units in this offering or units or shares in the after-market, and that the 120,000 EBC founder shares to be issued to EarlyBirdCapital and its designees are voted in favor of the transaction). In the event of a liquidation prior to our initial business combination, the private warrants will likely be worthless.
Simultaneously with the consummation of this offering, our sponsor has committed that it and/or its designees will purchase an aggregate of 7,300,000 private warrants at $1.00 per private warrant for a total purchase price of $7,300,000 pursuant to subscription agreements with us. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us, on a pro rata basis, an additional number of private warrants in an amount proportionate to the number of units issued to the underwriters pursuant to the over-allotment option, in the same proportion that the over-allotment option is exercised, up to a maximum of 810,000 private warrants. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private warrants are identical to the warrants comprising part of the units sold in this offering.
Restrictions on transfer of
founders’ shares and private
warrants
On the date of this prospectus, the founders’ shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions set forth below) for a period ending on the six-month anniversary of the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to our or our sponsor’s officers, directors, consultants or their affiliates, (ii) to an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions.
The purchasers of the private warrants have also agreed not to transfer, assign or sell any of the private warrants (except in connection with the same limited exceptions that the founders’ shares may be transferred as described above), until after the completion of our initial business combination.
EBC founder shares
EarlyBirdCapital has agreed that it and its designees will not transfer, assign or sell any EBC founder shares without our prior written consent until the completion of our initial business combination. In addition, they have agreed to (A) to vote such shares in favor of any proposed business combination, (B) to waive conversion rights with respect to such shares in connection with the completion of our initial business combination and (C) to waive rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 18 months from the closing of this offering.
Offering proceeds to be held in trust
An aggregate of $10.10 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised) will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be $1,550,000). Additionally, in order to meet our working capital needs following the consummation of this offering if the funds available to us are insufficient, our sponsor, officers, directors, initial stockholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into warrants at a price of $1.00 per warrant. These warrants would be identical to the private warrants. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.
None of the warrants may be exercised until 30 days after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees, reimbursements or other cash payments paid to our sponsor, officers, directors, initial stockholders or their affiliates for any services they render prior to, or in order to effectuate the consummation of, an initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:
•
repayment at the closing of this offering of an aggregate of $150,000 of non-interest-bearing loans made by our sponsor;

•
payment of an administrative fee of up to $10,000 per month to our sponsor for office space and related services;

•
payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates in connection with the consummation of our initial business combination; and

•
reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations.

There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. Additionally, there is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors, initial stockholders or our or their respective affiliates, with any interested director abstaining from such review and approval.
Stockholder approval of, or tender
offer in connection with, initial
business combination
In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we determine to allow stockholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such business combination and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. We have no specified maximum percentage threshold for conversions in our amended and restated certificate of incorporation and even those public stockholders who vote in favor of our initial business combination have the right to convert their public shares. As a result, this may make it easier for us to consummate our initial business combination.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets either immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.
Our initial stockholders and officers and directors and their affiliates have agreed (i) to vote any shares owned by them in favor of any proposed business combination, (ii) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination and (iii) not to sell any shares to us in a tender offer in connection with any proposed business combination.
None of our sponsor, initial stockholders, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our sponsor, initial stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence any vote held to approve a proposed initial business combination. Notwithstanding the foregoing, our officers, directors, sponsor, initial stockholders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to prevent potential manipulation of a company’s stock.
Conversion rights
In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination or does not vote at all, to demand that we convert his shares into a pro rata share of the trust account.
We may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either (i) physically tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the converting holder.
Liquidation if no business
combination
If we are unable to complete an initial business combination by 18 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us (net of taxes payable and up to $100,000 of interest that may be used for liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. Although we are required to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. The agreement entered into by our sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Marcum LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so.
The holders of the founders’ shares and EBC founder shares will not participate in any redemption distribution from our trust account with respect to such shares.
If we are unable to consummate an initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, we expect that the initial per-share redemption price will be approximately $10.10 (which is equal to the anticipated aggregate amount then on deposit in the trust account excluding interest earned on the funds held in the trust account). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share redemption price will not be less than approximately $10.10.
We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we will utilize up to $100,000 of interest earned on the funds held in the trust account available to us to pay for our liquidation expenses.
Our sponsor, initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 18 months from the closing of this offering unless we provide our public stockholders with the opportunity to convert their shares of common stock upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person.
Risks
In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 20 of this prospectus, which include risks associated with our business, risks associated with a business combination, risks associated with financial and regulatory matters and risks associated with tax matters.
If any of the factors enumerated below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the market price of our securities could decline, and you may lose some or all of your investment. Some of the more significant risks relating to this offering and an investment in our units include:
•
We are a newly formed company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

•
If we are unable to consummate a business combination, our public stockholders may be forced to wait more than 18 months before receiving distributions from the trust account.

•
Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.

•
If we determine to change our acquisition criteria or guidelines, many of the disclosures contained in this prospectus would not be applicable and you would be investing in our company without any basis on which to evaluate the potential target business we may acquire.

•
We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

•
If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 18 months, we may be unable to complete a business combination.

•
If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.10.

•
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

•
Since we have not yet selected a target business with which to complete a business combination, we are unable to currently ascertain the merits of the business in which we may ultimately operate.

•
Because we intend to seek a business combination with a target business or businesses in or relating to the energy industry, we expect our future operations to be subject to risks associated with this industry.

SUMMARY FINANCIAL DATA
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.
	June 30, 2021
	Actual	As Adjusted
Working capital (deficiency)(1)	$(221,511)	$177,074,321
Total assets(2)	356,207	183,374,321
Total liabilities(3)	331,986	6,300,000
Value of common stock subject to possible conversion/tender(4)	—	180,000,000
Stockholders’ equity(5)	24,221	$(2,925,679)

(1)
The “as adjusted” calculation includes $181,800,000 cash held in trust from the proceeds of this offering and the sale of the private warrants, plus $1,550,000 of cash held outside the trust account, plus $580 from the issuance of EBC Founder Shares plus $24,221 of actual stockholders’ equity at June 30, 2021, less $6,300,000 of deferred underwriting commissions.

(2)
The “as adjusted” calculation equals $181,800,000 cash held in trust from the proceeds of this offering, plus $1,550,000 in cash held outside the trust account, plus $580 from the issuance of EBC Founder Shares, plus $24,221 of actual stockholders’ equity as of June 30, 2021.

(3)
The “as adjusted” calculation includes $6,300,000 of deferred underwriting commissions.

(4)
The ‘‘as adjusted’’ calculation includes all public shares included in the units sold in this offering, assuming the over-allotment option is not exercised.

(5)
The ‘‘as adjusted’’ stockholders’ deficit equals as adjusted total assets, minus as adjusted total liabilities, minus as adjusted value of common stock that may be redeemed in connection with our initial business combination.

The “as adjusted” information gives effect to the sale of the units we are offering and the sale of the private warrants, including the payment of the estimated costs of the offering from such sales and the repayment of the accrued and other liabilities required to be repaid.
The “as adjusted” working capital and total assets amounts include the $181,800,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account, less amounts we are permitted to withdraw from interest earned on the funds in the trust account as described in this prospectus, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).
We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such business combination and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below. Our risk factors are grouped into the following categories:
•
Risks Associated with Our Business

•
Risks Associated with a Business Combination

•
Risks Associated with Financial and Regulatory Matters

•
Risks Associated with Tax Matters

Risks Associated with Our Business
We are a newly formed company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.
We are a newly formed company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through this public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any substantive discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.
If we are unable to consummate a business combination, our public stockholders may be forced to wait more than 18 months before receiving distributions from the trust account.
We have 18 months from the closing of this offering in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to convert or sell their shares to us. Only after the expiration of this full time period will public security holders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares, rights, or warrants, potentially at a loss.
Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.
We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our public stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination instead of conducting a tender offer.
If we determine to change our acquisition criteria or guidelines, many of the disclosures contained in this prospectus would not be applicable and you would be investing in our company without any basis on which to evaluate the potential target business we may acquire.
We could seek to deviate from the acquisition criteria or guidelines disclosed in this prospectus although we have no current intention to do so. Accordingly, investors may be making an investment in our company without any basis on which to evaluate the potential target business we may acquire. Regardless of whether or not we deviate from the acquisition criteria or guidelines in connection with any proposed business combination, investors will always be given the opportunity to convert their shares or sell them to us in a tender offer in connection with any proposed business combination as described in this prospectus.
We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.
As of the date of this prospectus, our amended and restated certificate of incorporation will authorize the issuance of up to 50,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. Immediately after this offering and the purchase of the private warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 9,280,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares underlying the rights and the public and private warrants). Although we have no commitment to do so as of the date of this offering, we may issue a substantial number of additional shares of common stock or shares of preferred stock, or a combination of common stock and preferred stock, to complete a business combination. The issuance of additional shares of common stock will not reduce the per-share conversion amount in the trust account. The issuance of additional shares of common stock or preferred stock:
•
may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

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may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our shares of common stock.

Similarly, if we issue debt securities, it could result in:
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default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

If we incur indebtedness, our lenders will not have a claim on the cash in the trust account and such indebtedness will not decrease the per-share conversion amount in the trust account.
If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 18 months, we may be unable to complete a business combination.
Of the net proceeds of this offering, only approximately $1,550,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, such funds will be sufficient to allow us to operate for at least the next 18 months; however, we cannot assure you that our estimate is accurate. Accordingly, if we use all of the funds held outside of the trust account and all interest available to us, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our sponsor, officers or directors or their affiliates to operate or may be forced to liquidate. Our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount that they deem reasonable in their sole discretion for our working capital needs. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into warrants at a price of $1.00 per warrant.
If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.10.
Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we are unable to complete a business combination and distribute the proceeds held in trust to our public stockholders, our sponsor has agreed (subject to certain exceptions described elsewhere in this prospectus) that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so. As a result, the per-share distribution from the trust account may be less than $10.10, plus interest, due to such claims.
Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the amount we return to our public stockholders may be less than $10.10 per share.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.
Our amended and restated certificate of incorporation provides that we will continue in existence only until 18 months from the closing of this offering. If we have not completed a business combination by such date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable (and less up to $100,000 of interest to pay liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the time we have to complete an initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our directors may decide not to enforce our sponsor’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below $10.00 per public share and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce such indemnification obligations. It is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Additionally, each of our independent directors is a member of our sponsor. As a result, they may have a conflict of interest in determining whether to enforce our sponsor’s indemnification obligations. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.
The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.10 per share.
The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In addition, although we do not believe that doing so will be necessary, in order to avoid a determination that we could become an investment company under the Investment Company Act, we may consider moving the funds in the trust account out of U.S. government treasury obligations and into one or more cash items and / or bank deposits. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income not previously released to us, net of taxes payable. Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.10 per share.
We may amend the terms of the rights in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding rights.
Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of at least a majority of the then outstanding rights in order to make any change that adversely affects the interests of the holders of the rights.
We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding warrants not held by our sponsor and certain related persons.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of at least a majority of the then outstanding warrants not held by our sponsor and certain related persons in order to make any change that adversely affects the interests of the holders of the warrants.
A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.
If:
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we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock,

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the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and

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the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the price at which we issue the additional shares of common stock or equity-linked securities. This may make it more difficult for us to consummate an initial business combination with a target business.
Risks Associated with a Business Combination
Since we have not yet selected a target business with which to complete a business combination, we are unable to currently ascertain the merits of the business in which we may ultimately operate.
We have not identified any particular business combination transaction we intend to pursue. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.
Because we intend to seek a business combination with a target business or businesses in or relating to the energy industry, we expect our future operations to be subject to risks associated with this industry.
We intend to focus our search for a target business in, or relating to, the energy industry. Because we have not yet selected or approached any specific target business, we cannot provide specific risks of any business combination. However, risks inherent in investments in the energy industry include, but are not limited to, the following:
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volatility of oil and natural gas prices;

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changes in global supply and demand for commodities;

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price and availability of alternative fuels, such as solar, coal, nuclear and wind energy;

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competitive pressures in the utility industry, primarily in wholesale markets, as a result of consumer demand, technological advances, greater availability of natural gas and other factors;

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significant federal, state and local regulation, taxation and regulatory approval processes as well as changes in applicable laws and regulations;

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the speculative nature of and high degree of risk involved in investments in the upstream, midstream and energy services sectors, including reliance on estimates of oil and gas reserves and the impacts of regulatory and tax changes;

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drilling, exploration and development risks, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, equipment failures and other accidents, cratering, sour gas releases, uncontrollable flows of oil, natural gas or well fluids, adverse weather conditions, pollution, fires, spills and other environmental risks, any of which could lead to environmental damage, injury and loss of life or the destruction of property;

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proximity and capacity of oil, natural gas and other transportation and support infrastructure to production facilities;

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availability of key inputs, such as strategic consumables, raw materials and drilling and processing equipment;

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the supply of and demand for oilfield services and equipment in the United States and internationally;

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available pipeline, storage and other transportation capacity;

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impact of energy conservation efforts;

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technological advances affecting energy production and consumption;

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overall domestic and global economic conditions;

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availability of, and potential disputes with, independent contractors;

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natural disasters, terrorist acts and similar dislocations;

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impact of COVID-19 on demand, labor markets, and other macro-economic factors affecting the energy industry, and

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value of U.S. dollar relative to the currencies of other countries.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.
Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers is required to commit any specified amount of time to our affairs and, accordingly, our officers will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.
The role of our key personnel after a business combination, however, cannot presently be ascertained. Although some of our key personnel serve in senior management or advisory positions following a business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.
Our officers and directors may not have significant experience or knowledge regarding the jurisdiction of the target business we may seek to acquire.
We may consummate a business combination with a target business in any geographic location we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target to make an informed decision regarding a business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.
Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.
Our officers and directors will not commit their full time to our affairs. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination. The foregoing could have a negative impact on our ability to consummate our initial business combination.
Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.
Our sponsor has waived its right to convert its founders’ shares or any other shares purchased in this offering or thereafter, or to receive distributions from the trust account with respect to its founders’ shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the private warrants and any rights or warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination and in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.
Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations and may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations to other companies. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Additionally, our officers and directors may in the future become affiliated with entities that are engaged in a similar business, including another blank check company that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Delaware law. For a more detailed description of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see the sections titled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”
The value of the founders’ shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our common stock at such time is substantially less than $10.00 per share.
Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option, our sponsor will have invested in us an aggregate of $7,325,000, comprised of the $25,000 purchase price for the founder’ shares and the $7,300,000 purchase price for the private warrants. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 4,500,000 founders’ shares would have an aggregate implied value of $45,000,000. Even if the trading price of our common stock is as low as $1.62 per share, and the private warrants are worthless, the value of the founder’ shares will be equal to the sponsor’s initial investment in us. As a result, our sponsor is likely to be able to make a substantial profit on its investment in us at a time when our public shares have lost significant value. Accordingly, our management team, which owns interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founders’ shares as our public shareholders paid for their public shares.
We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.
It is likely we will consummate a business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:
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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.
Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
The ability of our stockholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.
If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise conversion rights or seek to sell their shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.
In connection with any vote to approve a business combination, we will offer each public stockholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its shares.
In connection with any vote to approve a business combination, we will offer each public stockholder (but not our sponsor, officers or directors) the right to have his, her or its shares of common stock converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination or does not vote at all. The ability to seek conversion while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.
We do not have a specified maximum conversion threshold. The absence of such a conversion threshold may make it easier for us to consummate a business combination even where a substantial number of public stockholders seek to convert their shares to cash in connection with the vote on the business combination.
We have no specified percentage threshold for conversion in our amended and restated certificate of incorporation. As a result, we may be able to consummate a business combination even though a substantial number of our public stockholders do not agree with the transaction and have converted their shares. However, in no event will we consummate an initial business combination unless we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of our initial business combination.
In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.
In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination or does not vote at all, to demand that we convert his shares into a pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holders’ option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.
If, in connection with any stockholder meeting called to approve a proposed business combination, we require public stockholders who wish to convert their shares to comply with specific requirements for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.
If we require public stockholders who wish to convert their shares to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.
Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.
We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval or engaging in a tender offer in connection with any proposed business combination may delay the consummation of such a transaction. Additionally, our outstanding rights and warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.
We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.
Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our sponsor, officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic and other events, and the status of debt and equity markets.
The COVID-19 pandemic has adversely affected, and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) could adversely affect, economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing, which may be impacted by COVID-19 and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases), including as a result of increased market volatility, decreased market liquidity or third-party financing being unavailable on terms acceptable to us or at all.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years and especially in the last 12 months, the number of special purpose acquisition companies (“SPACs”) that have been formed has increased substantially. Many potential targets for SPACs have already entered into an initial business combination, and there are still many SPACs seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.
In addition, because there are more SPACs seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.
If we do not conduct an adequate due diligence investigation of a target business, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.
The requirement that we complete an initial business combination within 18 months from the closing of this offering may give potential target businesses leverage over us in negotiating a business combination.
We have 18 months from the closing of this offering to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.
We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.
We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our sponsor, initial stockholders, officers, directors or their affiliates. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors will be relying solely on the judgment of our board of directors in approving a proposed business combination.

Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.
It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.
If we effect a business combination with a company located in a foreign jurisdiction, we would be subject to a variety of additional risks that may negatively impact our operations.
If we consummate a business combination with a target business in a foreign country, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:
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rules and regulations or currency conversion or corporate withholding taxes on individuals;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

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deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.
If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.
If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will likely govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

Risks Associated with Financial and Regulatory Matters
Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our securities have been approved to be listed on Nasdaq, a national securities exchange. However, we cannot assure you that our securities will continue to be listed on Nasdaq in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. Nasdaq will also have discretionary authority to not approve our listing if Nasdaq determines that the listing of the company to be acquired is against public policy at that time.
If Nasdaq delists our securities from trading on its exchange, or we are not listed in connection with our initial business combination, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity with respect to our securities;

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a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock, rights, and warrants will be listed on Nasdaq, our units, common stock, rights, and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
There has been and may in the future be diversity in the capital structure, financial accounting policies, and resultant financial reporting by SPACs and uncertainty regarding the application of certain accounting principles to SPACs.
On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a statement related to warrants issued by SPACs, which resulted in the warrants issued by many SPACs being classified as liabilities rather than equity as previously reported. While we are accounting for our warrants as equity, further SEC statements relating to accepted accounting of SPACs could result in the correction of accounting errors in previously issued financial statements, restatements of previously issued audited financial statements, the filing of notices that previously issued financial statements may not be relied upon, and findings of material weaknesses and significant deficiencies in internal controls over financial reporting. Any of these developments could increase our costs and reduce investor confidence in our reported financial results. In addition, the difference in accounting treatment of warrants issued by different SPACs in response to current or future SEC guidance may make it more difficult for investors to compare our results to those of other SPACs.
We are an “emerging growth company” and “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our shares of common stock less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three year period or revenues exceeds $1.07 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. Investors may find our shares of common stock less attractive because of these provisions. If so, there may be a less active trading market for our shares and our share price may be more volatile.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
You will not be entitled to protections normally afforded to investors of blank check companies.
Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable and we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
As of June 30, 2021, we had a working capital deficiency of $221,511. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.
Our initial stockholders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.
Upon consummation of our offering, our initial stockholders will own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our sponsor, officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, our sponsor, officers, directors, initial stockholders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote or magnitude of the number of shareholders seeking to tender their shares to us. In connection with any vote for a proposed business combination, our initial stockholders, as well as all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination. As a result, we would need only 6,690,001 of the 18,000,000 public shares, or approximately 37.2% of our shares sold in this offering, to be voted in favor of a business combination in order to have such business combination approved (assuming the over-allotment option is not exercised, our initial stockholders, officers and directors do not purchase shares in the offering or the aftermarket and the EBC founder shares are voted in favor of the business combination).
Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 18 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.
In some circumstances, holders of warrants will only be able to exercise warrants on a “cashless basis”, which will result in them receiving fewer shares of common stock upon exercise.
If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” and then only if an exemption from registration is available. If the warrants are exercised on a cashless basis, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised his warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless. Similarly, if we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a cashless basis.
An investor will only be able to exercise a warrant if the issuance of shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.
No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.
Our initial stockholders paid a nominal price for the founders’ shares and accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.
The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholders acquired the founders’ shares, and EarlyBirdCapital acquired the EBC founder shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 105.1% or $10.51 per share (the difference between the pro forma net tangible book value per share of $(0.51) and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 99.9% of the total amount paid to us for our outstanding securities after this offering but will only own approximately 79.7% of our outstanding securities. This dilution will be exacerbated to the extent that public stockholders seek to convert their shares into a pro rata share of the trust proceeds. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.
Our outstanding rights and warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.
We will be issuing rights to receive 1,800,000 shares of common stock and warrants to purchase 9,000,000 shares of common stock as part of the units offered by this prospectus and private warrants to purchase 7,300,000 shares of common stock. We may also issue other warrants to our sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us as described in this prospectus. To the extent we issue shares of common stock to effect a business combination, the issuance of shares underlying the rights and the potential for the issuance of a substantial number of additional shares upon exercise of the warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when issued, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our rights and warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the rights and the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the shares underlying the rights are issued and the warrants are exercised, you may experience dilution to your holdings.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading-day period commencing at any time after the warrants become exercisable and ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.
If our security holders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect a business combination.
Our initial stockholders are entitled to make a demand that we register the resale of the founders’ shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the holders of the EBC founder shares, the private warrants, and any units our sponsor, initial stockholders, officers, directors, or their affiliates may be issued in payment of working capital loans made to us, are entitled to demand that we register the resale of those shares, the private warrants and any units we issue to them (and the underlying securities) commencing at any time after we consummate an initial business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.
If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and on the issuance of securities. These restrictions may make it more difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including with respect to registration as an investment company with the SEC, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and compliance with other rules and regulations to which we are currently not subject.
In order not to be required to register as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long-term. We do not plan to buy businesses or assets with a view to resale or profit from their resale.
We do not plan to buy unrelated businesses or assets or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long-term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. Although we do not believe that doing so will be necessary, we could also rely on Rule 3a-2 under the Investment Company Act, which provides that “transient” investment companies meeting certain requirements will not be considered investment companies for a period of up to one year. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of the completion of our primary business objective, which is a business combination, or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination.
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
In recent months, the market for directors and officers liability insurance for SPACs has changed. The premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination entity’s ability to attract and retain qualified officers and directors.
In addition, even after we complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity will likely need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
The determination for the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights and the warrants were negotiated between us and the representatives of the underwriters. Factors considered in determining the prices and terms of the units, including the shares of common stock, rights, and warrants underlying the units, include:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies; and

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general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.
Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.
Each unit contains one-half of one redeemable warrant. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.
Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.
Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.
Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” will prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.
We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete a business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. Additionally, to the extent we furnish our stockholders with financial statements prepared in accordance with IFRS, such financial statements will need to be audited in accordance with U.S. GAAP at the time of the consummation of the business combination. These financial statement requirements may limit the pool of potential target businesses we may acquire.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions.
Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.
In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions). The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue in a PIPE transaction may be less, and potentially significantly less, than the market price for our shares at such time.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.
Our amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or employees, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and may therefore bring a claim in another appropriate forum. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Risks Associated with Tax Matters
There may be tax consequences to our business combinations that may adversely affect us.
While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.
Non-U.S. holders may be subject to U.S. federal income tax if we are considered a United States real property holding corporation.
A Non-U.S. holder of our common stock or warrants may be subject to U.S. federal income and/or withholding tax in the event we are considered a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes. We cannot determine whether we will be a USRPHC in the future until we complete an initial business combination. We will be classified as a USRPHC if the fair market value of our “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. In that event, Non-U.S. holders of our common stock, rights, or warrants could be subject to U.S. federal income or withholding tax, or both, in respect of certain distributions on, and payments in connection with a sale, exchange, redemption, repurchase or other disposition of, our common stock, rights, or warrants. Certain Non-U.S. holders may be eligible for an exemption if they do not exceed certain ownership levels. Non-U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock, rights, or warrants. See the discussion under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS — Non-U.S. Holders.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•
our ability to complete our initial business combination;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they could then receive expense reimbursements and other benefits;

•
our potential ability to obtain additional financing to complete a business combination;

•
our pool of prospective target businesses;

•
the ability of our officers and directors to generate a number of potential investment opportunities;

•
potential changes in control of us if we acquire one or more target businesses for stock;

•
our public securities’ potential liquidity and trading;

•
the lack of a market for our securities;

•
our expectations regarding the time during which we will be an “emerging growth company” under the JOBS Act;

•
our use of proceeds not held in the trust account; or

•
our financial performance following this offering or following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private warrants (all of which will be deposited into the trust account), will be as set forth in the following table:
	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering(1)	$180,000,000	$207,000,000
From private placement	7,300,000	8,110,000
Total gross proceeds	187,300,000	215,110,000
Offering expenses(2)
Underwriting discount (2.0% of gross proceeds from units offered to public)(3)	3,600,000(4)	4,140,000(4)
Legal fees and expenses	180,000	180,000
Nasdaq listing fees (excluding deferred amount)	5,000	5,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	40,000	40,000
FINRA filing fee	26,000	26,000
SEC registration fee	19,000	19,000
Miscellaneous expenses	40,000	40,000
Total expenses	3,950,000	4,490,000
Net proceeds(3)
Held in trust	181,800,000	209,070,000
Not held in trust	1,550,000	1,550,000
Total net proceeds	$183,350,000	$210,620,000
	Amount	Percentage
Use of net proceeds not held in trust(5)(6)
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$450,000	29.0%
D&O insurance	300,000	19.4%
Due diligence of prospective target businesses by officers, directors and sponsor	200,000	12.9%
Legal and accounting fees relating to SEC reporting obligations	120,000	7.7%
Payment of administrative fee (up to $10,000 per month for up to 18 months)	180,000	11.6%
Working capital to cover miscellaneous expenses, including stock exchange listing fees	300,000	19.4%
Total	$1,550,000	100.0%

(1)
Includes gross proceeds from this offering of $180,000,000 (or $207,000,000 if the underwriters’ overallotment option is exercised in full) as well as amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)
A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the loan we received from our sponsor described below. These funds will be repaid out of the proceeds of this offering available to us.

(3)
The underwriters have agreed to defer underwriting discounts and commissions equal to 3.50% of the gross proceeds of this offering. Upon completion of our initial business combination, $6,300,000, which constitutes the underwriters’ deferred underwriting discounts and commissions (or $7,245,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the representatives of the underwriters from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other businesses or assets or for working capital. The representatives of the underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)
No discounts or commissions will be paid with respect to the purchase of the private warrants.

(5)
The amount of proceeds not held in trust will remain constant at approximately $1,550,000 even if the over-allotment is exercised. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be held as cash items or may be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $181,800 per year, assuming an interest rate of 0.1% per year; however, we can provide no assurances regarding this amount. Although we do not believe that doing so will be necessary, in order to avoid a determination that we could become an investment company under the Investment Company Act, we may consider moving the funds in the trust account out of U.S. government treasury obligations and into one or more cash items and / or bank deposits.

(6)
These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

Our sponsor has committed that it and/or its designees will purchase the private warrants (for an aggregate purchase price of $7,300,000) from us on a private placement basis simultaneously with the consummation of this offering. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us an additional number of private warrants in proportion to the units purchased pursuant to the exercise of the over-allotment option, up to a maximum of 810,000 private warrants. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. All of the proceeds we receive from these purchases will be placed in the trust account described below.
$181,800,000, or $209,070,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private warrants, will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be held as cash items or invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations as described in this prospectus, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.
The payment to our sponsor of a monthly fee of up to $10,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by the sponsor for our benefit and is not intended to provide our officers or directors with compensation in lieu of a salary. We believe, based on rents and fees for similar services, that this fee is at least as favorable as we could have obtained from an unaffiliated person. The monthly administrative fee will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the administrative fee of up to $10,000 per month, the payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates in connection with the consummation of our initial business combination and the repayment of the $150,000 loans from our sponsor (none of which payments will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination), no compensation of any kind will be paid to our sponsor, initial stockholders, officers, directors or any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such entity and individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval. There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. Additionally, there is no limit on the amount of such expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.
Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $1,550,000. We intend to use the proceeds for miscellaneous expenses such as paying for director and officer liability insurance premiums, for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our sponsor, officers and directors in connection with activities on our behalf as described above. The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.
We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including deferred underwriting discounts and commissions equal to 3.50% of the gross proceeds of this offering. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.
To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we will utilize the up to $100,000 of interest earned on the funds held in the trust account available to us to pay for our liquidation expenses.
As of June 30, 2021, our sponsor had loaned us $150,000, which will be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the Nasdaq listing fee, a portion of the legal and audit fees and other offering expenses. The loan is due on the earlier of December 31, 2021, the consummation of this offering or the abandonment of this offering. The loan will be payable without interest. If we consummate this offering, the loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.
We believe that, upon consummation of this offering, the approximate $1,550,000 of net proceeds not held in the trust account will be sufficient to allow us to operate for the next 18 months, assuming that a business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into warrants at a price of $1.00 per warrant. These warrants would be identical to the private warrants. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (ii) if that public stockholder converts such shares, or sells such shares to us in a tender offer, in connection with a business combination which we consummate or (iii) we seek to amend any provisions of our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 18 months from the closing of this offering. This redemption right shall apply in the event of the approval of any such amendment to our amended and restated certificate of incorporation, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

DILUTION
The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the private warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be converted into cash or sold in a tender offer), by the number of outstanding shares of common stock.
At June 30, 2021, the net tangible book deficit was $221,511, or approximately $0.05 per share of common stock based on 4,620,000 shares of common stock outstanding. After giving effect to the sale of 18,000,000 shares of common stock (or 20,700,000 shares of common stock, assuming the full exercise of the underwriters’ over-allotment option) included in the units offered by this prospectus, the sale of the private warrants and the deduction of underwriting commissions and estimated expenses of this offering, the pro forma net tangible book value at June 30, 2021 would have been $(2,925,679) or $(0.51) per share based on 4,620,000 shares of common stock outstanding after the offering and 1,800,000 shares of common stock underlying the rights included in the units offered (or ($3,600,679) or $(0.51) per share based on 5,295,000 shares of common stock outstanding and 2,070,000 shares of common stock underlying the rights included in the units offered after the offering, assuming the full exercise of the over-allotment option by the underwriters), representing an immediate decrease in net tangible book value. Total dilution to public shareholders from this offering will be $10.51 per share. The economic dilution to public shareholders, however, is $0.51 per share after taking into account redeemable temporary equity of $10.00 per share.
The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the private warrants:
	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT
Public offering price	$10.00	$10.00
Net tangible book value before this offering	(0.05)	(0.02)
Decrease attributable to public stockholders	(0.46)	(0.49)
Pro forma net tangible book value after this offering	(0.51)	(0.51)
Dilution to public stockholders	$10.51	$10.51
Percentage of dilution to public stockholders	105.1%	105.1%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering by $180,000,000 (or $207,000,000, assuming the full exercise of the underwriters’ over-allotment option) because holders of up to 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of the tender, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of common stock sold in this offering).
The following table sets forth information with respect to our existing stockholders and the public stockholders:
	Shares		Total Consideration		Average Price per Share
	Purchased	Percentage	Amount	Percentage
Initial Stockholders(1)	4,500,000	19.74%	$25,000	0.01%	$0.006
EBC Founder Shares	120,000	0.53%	$100	0.00%	$0.001
Public Stockholders(2)	18,180,000	79.73%	$180,000,000	99.99%	$10.000
	22,800,000	100.00%	$180,025,100	100.00%

(1)
Assumes the over-allotment option has not been exercised and an aggregate of 675,000 founders’ shares have been forfeited as a result thereof.

(2)
Assumes the issuance of an additional 1,800,000 shares underlying the rights issued to public stockholders.

The pro forma net tangible book value after the offering (assuming that the underwriters do not exercise their over-allotment option) is calculated as follows:
	WITHOUT OVER- ALLOTMENT	WITH OVER- ALLOTMENT
Numerator:
Net tangible book deficit before the offering	$(221,511)	$(221,511)
Net proceeds from this offering and private placement	183,350,000	210,620,000
Plus: Proceeds from the issuance of EBC founder shares	580	580
Plus: Offering costs accrued excluded from tangible book value before the offering	245,252	245,252
Less: deferred underwriters’ commissions payable (3.5% of gross proceeds from this offering)	(6,300,000)	(7,245,000)
Less: Proceeds held in trust subject to conversion/tender	(180,000,000)	(207,000,000)
	$(2,925,679)	$(3,600,679)
Denominator:
Shares of common stock outstanding prior to this offering	5,175,000	5,175,000
Shares of common stock forfeited if over-allotment is not exercised(1)	(675,000)	—
EBC Founder Shares	120,000	120,000
Shares of common stock included in the units offered	18,000,000	20,700,000
Shares of common stock underlying the rights included in the units offered	1,800,000	2,070,000
Less: Shares subject to conversion/tender	(18,000,000)	(20,700,000)
	6,420,000	7,365,000

(1)
Assumes the over-allotment option has not been exercised and an aggregate of 675,000 founders’ shares have been forfeited as a result thereof.

CAPITALIZATION
The following table sets forth our capitalization at June 30, 2021 and as adjusted to give effect to the sale of our units and the private warrants and the application of the estimated net proceeds derived from the sale of such securities:
	June 30, 2021
	Actual	As Adjusted(1)
Promissory note – related party(2)	$150,000	$—
Deferred underwriting commissions	—	6,300,000
Common stock subject to possible redemption; – 0 – shares actual and 18,000,000 shares as adjusted	—	180,000,000
Common stock, $0.001 par value, 50,000,000 shares authorized; 5,295,000 and 4,620,000 shares issued and outstanding, actual and as adjusted, respectively(3)(4)	5,295	4,620
Additional paid-in capital(5)	20,285	—
Accumulated deficit	(1,359)	(2,930,299)
Total stockholders’ equity	24,221	(2,925,679)
Total capitalization	$174,221	$183,374,321

(1)
Assumes the full forfeiture of founder shares such that after the proposed offering founder shares account for 20% of the sum of public shares and founder shares, including shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, and the shares will not be eligible for redemption from the trust account.

(2)
Represents amount outstanding under the aggregate $150,000 promissory note issued to our sponsor. The note is non-interest bearing and is payable on the earlier to occur of December 31, 2021, the consummation of this offering, or the abandonment of this offering. As of June 30, 2021, $150,000 was outstanding under the promissory note.

(3)
Assumes the over-allotment option has not been exercised and an aggregate of 675,000 founders’ shares have been forfeited as a result thereof.

(4)
Includes 120,000 EBC Founder shares.

(5)
The “as adjusted” additional paid-in capital calculation is adjusted to zero, with the off-setting balance recorded to accumulated deficit since additional paid-in capital cannot be less than zero.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
We were formed on February 26, 2021 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Although our efforts to locate a target business are not limited to a particular industry or geographic region, we intend to focus our search on target businesses involved in the energy value chain. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional shares of common stock or preferred stock:
•
may significantly reduce the equity interest of our stockholders;

•
may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•
may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:
•
default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•
our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.
We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.
Liquidity and Capital Resources
As indicated in the accompanying financial statements, at June 30, 2021, we had $110,375 in cash and a working capital deficiency of $221,511. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty through this offering. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
Our liquidity needs have been satisfied to date through the payment of certain of our deferred offering costs with the $25,000 purchase price of the founders’ shares. The sponsor has agreed to loan to us up to $150,000 to be used for a portion of the expenses of this offering under an unsecured promissory note. As of June 30, 2021, $150,000 was outstanding under the promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $350,000 and underwriting discounts and commissions of $3,600,000 (or $4,140,000 if the over-allotment option is exercised in full) and (ii) the sale of the private warrants for a purchase price of $7,300,000 (or $8,110,000 if the over-allotment option is exercised in full) will be $183,350,000 (or $210,620,000 if the over-allotment option is exercised in full). Of this amount, $181,800,000 (or $209,070,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $1,550,000 will not be held in trust.
We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including deferred commissions payable to the representatives of the underwriters of this offering, upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.
We believe that, upon consummation of this offering, the approximate $1,550,000 of net proceeds not held in the trust account, together with the interest earned on the trust account that is available to us, will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:
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$450,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

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$300,000 of expenses for D&O Insurance;

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$200,000 of expenses for the due diligence and investigation of a target business by our officers, directors and sponsor;

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$120,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

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$180,000 for the payment of the administrative fee (up to $10,000 per month for up to 18 months); and

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$300,000 for general working capital that will be used for miscellaneous expenses, including stock exchange listing fees.

If our estimates of the above costs are less than the actual costs, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Additionally, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Related Party Transactions
The sponsor has agreed to loan us up to $150,000 to be used for a portion of the expenses of this offering under an unsecured promissory note. As of June 30, 2021, we have borrowed $150,000 under the unsecured promissory note. The loan will be payable without interest on the earlier to occur of December 31, 2021, the consummation of this offering, or the abandonment of this offering. If the offering is consummated, the loans will be repaid out of the proceeds of this offering not being placed in trust.
We are obligated, commencing on the date of this prospectus, to pay our sponsor a general and administrative services fee of up to $10,000 per month.
Our sponsor has committed that it and/or its designees will purchase an aggregate of 7,300,000 private warrants at $1.00 per private warrant (for a total purchase price of $7,300,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us an additional number of private warrants (up to a maximum of 810,000 private warrants) at a price of $1.00 per private warrant) in proportion to the additional units purchased pursuant to the exercise of the over-allotment option. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts; provided that up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. These warrants would be identical to the private warrants. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
Controls and Procedures
We are not currently required to evaluate and report on our system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:
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staffing for financial, accounting and external reporting areas, including segregation of duties;

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reconciliation of accounts;

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proper recording of expenses and liabilities in the period to which they relate;

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evidence of internal review and approval of accounting transactions;

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documentation of processes, assumptions and conclusions underlying significant estimates; and

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documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS
We are a blank check company formed under the laws of the State of Delaware on February 26, 2021. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us.
We intend to identify and acquire a business involved in the energy value chain, including upstream, water management, gas and vapor capture, energy transition related systems, midstream, oil and gas-related software, commodity risk management or oil and gas services. We believe that recent commodity price volatility and other market factors have limited the strategic options open to many privately-held energy and energy-related companies, and that acquisition by a special purpose acquisition company like ours could be attractive to such companies as a means of providing needed liquidity and growth potential. We believe that the attractiveness of such a transaction may be further enhanced by the extensive experience our management team has in all aspects of the energy industry, including operations, asset acquisitions and divestitures, financing, investor relations and regulatory matters. Members of our management team average over 20 years of experience in multiple subsectors across the energy value chain and will leverage this experience, as well as our deep network of industry relationships, to enhance the value and growth potential of the business we acquire.
Our management team has demonstrated an ability to recognize untapped value from transactions across the energy sector. The team has proven their ability to identify and execute acquisitions, enhance the acquired assets and monetize investments that result in significant rates of return. Our team has been involved in energy and energy-related transactions with an aggregate transaction value of over $10 billion.
Accretion’s management team focuses on achieving returns with balanced risk and reward, capitalizing on a unique transition in the market, and combining sector expertise, experience and relationships to maximize value. We believe the combined expertise and experience of our executive officers in sourcing, analyzing and executing investments in the energy industry, complemented with the significant energy-related experience of our board of directors, will make us a partner of choice for potential business combination targets.
Notwithstanding the foregoing, past performance of our management team is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical performance record of our management team as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. In addition, our officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities. For a list of our officers and directors and entities for which a conflict of interest may or does exist between such persons and the company, as well as the priority and preference that such entity has with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph under “Management — Conflicts of Interest”.
Our Business Strategy and Competitive Strengths
We believe there are many companies in the upstream energy and related industries that, despite having high-quality assets, are currently subject to adverse market conditions that limit their potential for growth. In particular, recent commodity price volatility related to the COVID-19 pandemic and other factors, environmental and regulatory matters, and cash-flow generation concerns have resulted in substantial declines in the availability of debt and equity financing and consequently, M&A activity:

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Debt Capital Markets

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We believe that accessing the traditional oil and gas-focused bank lending market has become substantially more difficult for borrowers due to recent and significant impairments, with many lenders exiting the space and the remainder tightening structures and moving up-market to borrowers with greater scale;

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The availability of the high yield debt market for energy issuers was highly constrained for much of 2020; however, activity has recently increased, generally among larger issuers, due to increased investor demand for yield; and

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The retrenchment by lenders has left many companies lacking size and scale with private debt as their primary credit option, increasing the cost of capital for smaller players and widening the gap between the “haves” and the “have-nots”.

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Equity Capital Markets

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Public equity capital has shifted away from energy (energy companies comprised only 2.7% of the S&P 500 as of June 2021 as compared to 10.1% in January 2014);

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The IPO market remains challenging for energy companies, causing many private companies to abandon their plans to pursue IPOs in recent years; and

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Private equity commitments in the upstream energy industry have contracted; one report estimates that upstream-focused private equity funds committed 90% less capital to platforms in 2020 than they did in 2017.

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M&A/A&D Market

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Upstream oil and gas asset acquisitions and divestiture activity were extremely low in 2020 relative to recent years. We believe that this was driven significantly by capital scarcity and lack of available acquisition financing for cash bids;

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In contrast, corporate M&A activity (i.e., acquisitions of upstream companies as opposed to assets) has been the more dominant mechanism for upstream acquisitions in the last two years;

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We believe further consolidation is both required and anticipated as companies attempt to achieve the scale necessary to improve cash flow and attract capital.

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Our Value Proposition

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The management teams of a majority of exploration and production focused special acquisition companies intend to run the target company post-merger. While we believe we have the ability to operate such a target company, we would consider retaining incumbent management, making our company an attractive merger partner for selling management teams.

As a result of these factors, the types of liquidity events owners of upstream assets have frequently used in the past to exit their investments are often less available today than they have been in prior periods. We believe that such owners may find an acquisition by a special purpose acquisition company like our company a compelling alternative to traditional exit events such as initial public offerings and sales to public companies. The types of businesses we expect to target include:
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Traditional Energy: Upstream Oil & Gas. We believe that recent declines in capital markets activity has left many upstream companies in need of liquidity, and that this may provide us with opportunities to acquire companies focused on operated working interests and minerals/royalties. Such companies could include legacy private equity portfolio companies in late vintage funds with limited options for an exit event and closely-held private companies where older owners would prefer an exit to succession. We also believe that there may be opportunities to acquire asset packages from larger companies seeking to raise drilling capital or to reduce indebtedness and gain exposure to an alternative investment vehicle that may trade at a higher valuation in the market.

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Energy “Off-shoots”. We will also pursue opportunities in energy-adjacent “off-shoots” that would be complemented by the experience of our management and directors, including but not limited to energy software/technology, data/analytics platforms, commodity risk management, energy storage/efficiency, gas/vapor capture, energy transition related systems, water management, midstream, and technology-enabled service providers that have demonstrated significant value and that would benefit from growth capital and an improved valuation in the public markets.
Acquisition Criteria and Process
We expect to develop our pipeline of opportunities for a potential business combination through our team’s substantial experience, deep relationships and extensive network of corporate executives, board members, private equity firms, family offices, investment bankers, lawyers, investors, lenders and other service providers to the industry. By utilizing this approach in the past, members of our team have helped build large public and private platforms in the energy space. We expect to focus on companies that have one or more of the following qualities:
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Are poised for high growth due to recent underperformance stemming from dislocations in the markets in which they operated;

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Are engaged in activities that are consistent with our management’s corporate values and industry perspective, and will benefit from our team’s partnership, operating / technical expertise, and extensive network of industry relationships;

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Have a defensible market position with differentiated product offerings, technology, assets, supply chain capabilities, or other competitive advantages;

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Have assets in areas of operation where there could be follow-on acquisition opportunities that allow our company to leverage its initial operating platform and realize operating and financial synergies association with consolidation;

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Have a positive environmental and social impact, considering all stakeholders, employees, and the community without compromising financial returns for stockholders;

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Will be well-received by public investors and are expected to have good access to public capital markets;

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Will generate attractive risk-adjusted returns for stockholders.

However, the foregoing list of attributes is not exhaustive of the factors we will consider; in addition, we may not be able to, or may not elect to, complete a business combination with a company that has any of these attributes.
Effecting a Business Combination
General
We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private warrants, our capital stock, debt or a combination of these in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.
We Have Not Identified a Target Business
To date, we have not selected any target business on which to concentrate our search for a business combination. None of our sponsor, officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate such companies. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.
Subject to our management team’s fiduciary obligations and the fair market value requirement described below, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than as described above. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
Sources of Target Businesses
While we have not yet selected a target business with which to consummate our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our sponsor, initial stockholders, officers and directors. While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.
Our officers and directors must present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination, subject to any fiduciary or contractual obligations. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our sponsor, initial stockholders, officers, directors or their respective affiliates be paid any compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the administrative fee of up to $10,000 per month, the payment of consulting, success or finder fees in connection with the consummation of our initial business combination, the repayment of the $150,000 loan and reimbursement of any out-of-pocket expenses. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval.
We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or sponsor. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view.
Selection of a Target Business and Structuring of a Business Combination
Subject to our management team’s fiduciary obligations and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Except as described under “— Acquisition Criteria and Process”, we have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:
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financial condition and results of operation;

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growth potential;

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asset quality and reserves;

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brand recognition and potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry;

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stage of development of the products, processes or services;

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existing distribution and potential for expansion;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

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impact of regulation on the business;

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regulatory environment of the industry;

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costs associated with effecting the business combination;

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industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

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macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.
The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.
Fair Market Value of Target Business
Nasdaq listing rules require that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act, taking the totality of facts and circumstances into account. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of trust account balance test.
The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as reserves, PV-10 value, production, actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.
Lack of Business Diversification
We may seek to effect a business combination with more than one target business, although we expect to complete our business combination with just one business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:
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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management
Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Stockholders May Not Have the Ability to Approve an Initial Business Combination
In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. Whether we seek stockholder approval or engage in a tender offer, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such business combination and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. We have no specified maximum percentage threshold for conversions in our amended and restated certificate of incorporation and even those public stockholders who vote in favor of our initial business combination have the right to convert their public shares. As a result, this may make it easier for us to consummate our initial business combination.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets either immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 18 months from the closing of this offering in order to be able to receive a pro rata share of the trust account.
Our sponsor, initial stockholders, officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (3) not sell any shares of common stock in any tender in connection with a proposed initial business combination.
None of our officers, directors, sponsor, initial stockholders or their affiliates has indicated any intention to purchase units or shares of common stock in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination or that they wish to convert their shares, our officers, directors, sponsor, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote and reduce the number of conversions. Notwithstanding the foregoing, our officers, directors, sponsor, initial stockholders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.
Conversion Rights
At any meeting called to approve an initial business combination, public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public stockholders with the opportunity to sell their shares of our common stock to us through a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.
Our sponsor, initial stockholders and our officers and directors will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket. Additionally, the holders of the EBC founder shares will not have conversion rights with respect to the EBC founder shares.
We may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.
There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to stockholders.
Any proxy solicitation materials we furnish to stockholders in connection with a vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time the stockholder received our proxy statement up until the vote on the proposal to approve the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.
Any request to convert such shares once made may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of public shares delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).
If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.
Liquidation if No Business Combination
Our amended and restated certificate of incorporation provides that we will have only 18 months from the closing of this offering to complete an initial business combination. If we have not completed an initial business combination by such date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable (and less up to $100,000 of interest to pay liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Our sponsor, initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 18 months from the closing of this offering unless we provide our public stockholders with the opportunity to convert their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person.
Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. It is our intention to redeem our public shares as soon as reasonably possible following our 18th month, and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.
Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.
Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.
We are required to seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, Marcum LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. Furthermore, there is no guarantee that other vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but we cannot assure you that it will be able to satisfy its indemnification obligations if it is required to do so. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so. Additionally, the agreement our sponsor entered into specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As a result, if we liquidate, the per-share distribution from the trust account could be less than $10.00 due to claims or potential claims of creditors.
We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our 18th month and anticipate it will take no more than 10 business days to effectuate such distribution. The holders of the founders’ shares and EBC founder shares have waived their rights to participate in any liquidation distribution from the trust account with respect to such shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we will utilize the up to $100,000 of interest earned on the funds held in the trust account available to us to pay for our liquidation expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price would be $10.10. As discussed above, the proceeds deposited in the trust account could become subject to claims of our creditors that are in preference to the claims of public stockholders.
Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete a business combination within the required time period, if the stockholders seek to have us convert or purchase their respective shares upon a business combination which is actually completed by us or upon certain amendments to our amended and restated certificate of incorporation prior to consummating an initial business combination. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.
If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $10.10 per share.
If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 18 months from the closing of this offering, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or to have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions cannot be amended without the approval of a majority of our stockholders. If we seek to amend any provisions of our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 18 months from the closing of this offering, we will provide dissenting public stockholders with the opportunity to convert their public shares in connection with any such vote. This conversion right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person. Our sponsor, officers and directors have agreed to waive any conversion rights with respect to any founders’ shares and any public shares they may hold in connection with any vote to amend our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:
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we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein;

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we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such business combination and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination;
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if our initial business combination is not consummated within 18 months from the closing of this offering, then we will redeem all of the outstanding public shares and thereafter liquidate and dissolve our company;

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upon the consummation of this offering, $181.8 million, or approximately $209.1 million if the over-allotment option is exercised in full, shall be placed into the trust account;

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we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

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prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on an initial business combination.

Competition
In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.
The following also may not be viewed favorably by certain target businesses:
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our obligation to seek stockholder approval of a business combination or engage in a tender offer may delay the completion of a transaction;

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our obligation to convert or repurchase shares of common stock held by our public stockholders may reduce the resources available to us for a business combination; and

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our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.
If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.
Facilities
We currently maintain our principal executive offices at 410 17th Street, #1110, Denver, Colorado 80202. The cost for this space is included in the up to $10,000 per-month fee our sponsor will charge us for general and administrative services commencing on the date of this prospectus pursuant to a letter agreement between us and our sponsor. We believe, based on rents and fees for similar services, that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.
Employees
We have five executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management may spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.
Periodic Reporting and Audited Financial Statements
We have registered our units, common stock, rights, and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States generally accepted accounting principles or international financial reporting standards as promulgated by the International Accounting Standards Board. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.
We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.
Comparison to Offerings of Blank Check Companies Subject to Rule 419
The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.
	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$181,800,000 of the proceeds from this offering and the sale of the private warrants will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$153,090,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of the Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	The $181,800,000 of the proceeds of this offering and the sale of the private warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The shares of common stock, rights, and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters inform us of their decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the initial filing of such Current Report on Form 8-K. If the over-allotment option is exercised after the initial filing of such Current Report on Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise	No trading of the units or the underlying shares of common stock, rights, and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of the Offering	Terms Under a Rule 419 Offering
and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if the representatives of the underwriters have allowed separate trading of the shares of common stock, rights, and warrants prior to the 90th day after the date of this prospectus.
Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will either (1) give our stockholders the opportunity to vote on the business combination or (2) provide our public stockholders with the opportunity to sell their shares of our common stock to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 18 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter,	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of the Offering	Terms Under a Rule 419 Offering
redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not released to us but net of taxes payable (and less up to $100,000 of interest to pay liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for any interest earned on the funds in the trust account released to us for our tax obligations as described above, the proceeds held in the trust account will not be released to us until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released to the company until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT
Directors and Executive Officers
Our current directors and executive officers are as follows:
Name	Title
Brad Morse	Chief Executive Officer and Director
M. Grant Farn	Chief Financial Officer
Daniel Silverman	Chief Operating Officer and Director
Ryan Sullivan	Senior Vice President and Secretary
Doug Sandridge	Vice President
Conor Hess	Vice President
Chris Wright	Director
Daniel Posner	Director
Charles Gwirtsman	Director
Ron Maor	Director
Cary D. Steinbeck	Director
Brad Morse, 33, has served as our Chief Executive Officer and as a director since March 2021. He is the Founder and President of Fulcrum Energy Capital Funds, where he oversees Fulcrum’s efforts in sourcing investments, transaction negotiation and execution, monitoring of active portfolio companies and firm management and strategy. Prior to founding Fulcrum in June 2016, Mr. Morse was the principal energy investment professional at Equity Group Investments (“EGI”), a Chicago-based private investment firm. He served in that role from June 2013 to May 2016. At EGI, Mr. Morse monitored existing investments and closed over $500 million of private equity and credit investments on behalf of EGI and the Zell Credit Opportunities Fund (“ZCOF”), a $1.2 billion dollar private equity fund predominately consisting of third-party limited partner commitments. Mr. Morse served on the board of directors of several Zell-related portfolio companies at EGI and ZCOF. Mr. Morse has been involved in a wide range of restructurings and investments primarily within the energy industry relating to upstream, midstream, and downstream assets. Prior to EGI, Brad was an investment banker at Houlihan Lokey Capital in the firm’s New York office from July 2011 to June 2013. At Houlihan Lokey, Mr. Morse worked in the Financial Restructuring Group, where he was involved in a variety of distressed mergers and acquisitions, debt capital raising transactions, as well as other financing transactions in the special situations and distressed space across multiple industries. Mr. Morse received a B.S.M. in Finance and Business Law as well as an Energy Specialization notation from the A.B. Freeman School of Business at Tulane University, and an M.B.A. from the Olin School of Business at Washington University in St. Louis. He also holds a Series 65 license. Mr. Morse a director of several Fulcrum-related companies. We believe that Mr. Morse’s experience in finance, investing, management and energy make him qualified to serve on our board of directors.
M. Grant Farn, 45, has served as our Chief Financial Officer since July 2021. In addition, Mr. Farn agreed to serve as the Chief Financial Officer of Gondola Resources, LLC beginning October 2021. Mr. Farn served as the Chief Financial Officer of Polaris Production Partners LLC from June 2019 — September 2021. Prior to joining Polaris, Mr. Farn served as the Chief Financial Officer of Ascent Energy, LLC, a Denver-based oil and gas exploration and production company, from July 2016 — October 2018 and Cascade Petroleum LLC, a Denver-based oil and gas exploration and production company, from January 2012 — December 2015. In these roles he led the accounting and finance groups and was integral to fundraising, management, acquisitions and divestitures. Preceding his roles as Chief Financial Officer of such entities, Mr. Farn was a Director with Scotia Waterous where he provided M&A advisory services on over $20 billion of oil and gas asset and corporate transactions. During his tenure with Scotia, he was a key component in the firm’s U.S. and international growth and was integral as an investment professional in the firm’s $250 million private equity platform. Mr. Farn received a bachelors degree in commerce and finance form the University of Calgary and he is a Chartered Financial Analyst® charterholder.

Daniel Silverman, 57, has served as our Chief Operating Officer and as a director since April 2021. He is a Managing Director at Fulcrum Energy Capital Funds, a position he has held since September 2018. Mr. Silverman has over 30 years of experience in the oil and gas industry with the majority spent in acquisitions and senior management roles. Prior to joining Fulcrum, he founded D90 Energy LLC, an oil and gas company, in November 2010. He continues to serve as president and CEO of D90 Energy. In 2002, Mr. Silverman became Executive Vice President and COO of Whittier Energy, where he helped grow production from 1,200 Mcfe per day to over 16 Mmcfe per day at the time of its sale to Sterling Energy (UK) for $192 million in 2007. At Whittier, he was responsible for evaluating and closing of eight negotiated transactions totaling over $85 million as well as a reverse merger into a micro-cap public E&P company in 2003. From 1995 to 1999, he was Managing Director of Acquisitions & Divestitures and a member of the Board of Directors of Torch Energy Advisors. While at Torch, he managed the completion by Nuevo Energy, an investment vehicle related to Torch, of a $492 million purchase of UNOCAL’s upstream California assets. He also assisted with a $182 million purchase of Torch-managed institutional partnerships by Bellwether, another related investment vehicle. While at Torch, he oversaw all aspects of property and well acquisitions, which included evaluating properties, projecting financial results of potential transactions and negotiating and closing transactions. From 1992 to 1995, Mr. Silverman was Manager of Acquisitions and Divestitures at Apache Corporation. At Apache, he was involved in over $1 billion of transactions, including the $102 million purchase of Crystal Oil, the $250 million purchase of Dekalb and a $494 million purchase of assets from Texaco. Prior to Apache, he was the Manager of Acquisitions for a small privately-held Denver-based energy company and a drilling engineer for Pennzoil. Mr. Silverman holds a B.S. in Petroleum Engineering from the University of Texas at Austin (High Honors, 1985) and a M.S. in Mineral Economics from the Colorado School of Mines (High Honors, 1988). We believe Mr. Silverman’s experience in oil and gas operations, acquisitions and divestitures and engineering make him qualified to serve on our board of directors.
Ryan Sullivan, 43, was appointed our Senior Vice President and Secretary in April 2021. He is also a Director at Fulcrum Energy Capital Funds, a position he has held since May 2019. Mr. Sullivan has over 10 years of experience working in the oil and gas industry in direct land and A&D roles, along with business development experience alongside executives from top oil and gas companies. In July 2018, Mr. Sullivan formed Arbor Resources, an oil and gas consulting firm which has generated and successfully marketed over $80 million of oil and gas properties across the Mid-Continent and Rockies regions including non-operated, minerals, and operated leasehold positions. He has served as Arbor’s Managing Member since its formation. Prior to Arbor, Ryan led the Land and Business Development group at Nighthawk Energy from March 2015 to July 2018. At Nighthawk, he directed all land-related transactions and contracts, covering an acreage position of 180,000 net acres and land-related production obligations of 2,000 barrels of oil per day. Prior to Nighthawk, he was in the Land and New Ventures/A&D group at Terracore, a Denver based E&P company, with holdings across the Michigan and Bighorn basins of more than 275,000 net acres. Mr. Sullivan holds a certificate in Land Management from the University of Houston-Downtown, completed the Petroleum Super School at the Colorado School of Mines, and holds a B.S. degree in Physical Science with minors in mathematics and physics from Colorado State University.
Doug Sandridge, 61, was appointed our Vice President in April 2021. He has over 40 years of experience in petroleum land management, regulatory compliance and oil and gas marketing. He is a Vice President of Fulcrum Energy Capital Funds, a position he has held since February 2021, and is responsible for managing land, regulatory, environmental and community engagement activities relating to Gondola Resources, LLC’s oil and gas assets located in the North Park Basin, Jackson County, Colorado. Prior to joining Fulcrum, Mr. Sandridge worked with SandRidge Exploration & Production Company, LLC, where he focused on that company’s North Park Colorado properties from January 2016 to February 2021 (from January 2016 to October 2019 as an independent consultant, from October 2019 to April 2020 as an employee, and from April 2020 to February 2021 as an independent consultant). Mr. Sandridge was previously Vice President of Land and a partner in EE3 LLC, a private equity-backed oil and gas exploration company, where he served from January 2013 to December 2015. Prior to EE3, Mr. Sandridge worked for Forest Oil Corporation, Ellora Energy, LLC, Burk Royalty Co., Ltd., Cobra Oil & Gas Corporation and Petro-Lewis Corporation. Mr. Sandridge graduated from the University of Oklahoma with a BBA in Petroleum Land Management in May 1982. In 2011, he earned his Master of Science Degree in Global Energy Management from the University of Colorado — Denver. He is the founder of EnergyPolicyUS, an organization which promotes non-partisan energy education. He lectures extensively at various universities about energy and is an adjunct professor at the University of Oklahoma.
Conor Hess, 30, has served as our Vice President since April 2021. He is a Vice President at Fulcrum Energy Capital Funds, a position he has held since July 2019, and is responsible for evaluating new investment opportunities, monitoring existing investments, and portfolio company related operational work. Prior to joining Fulcrum, Mr. Hess was an Assistant Vice President in the Energy Credit Resolution Group at Wells Fargo from January 2017 to July 2019 (starting as an Analyst and later being promoted to Associate in May 2017, and then to Assistant Vice President in May 2018), where he assisted in the management and restructuring of a portfolio of distressed corporate energy credits, primarily in the upstream and oilfield services subsectors. Before moving to the Energy Credit Resolution Group, Mr. Hess was an Analyst in the corporate banking group at Wells Fargo from April 2016 to December 2016, where he covered a portfolio of non-investment grade energy credits, ranging from private equity backed, single basin operators to large-cap, diversified companies in the upstream, midstream and downstream sub-sectors. Mr. Hess began his career as a rotational Analyst in Wells Fargo Capital Finance, where he worked in factoring and asset-based lending groups from July 2014 to March 2016. Mr. Hess attended the Daniels College of Business at the University of Denver, graduating with a B.S.B.A. in Finance and an M.B.A. with a concentration in Corporate Finance.
Chris Wright, 56, was appointed to our board of directors in April 2021. Mr. Wright has served as Chief Executive Officer of Liberty Oilfield Services (NYSE: LBRT) since December 2016 and has served on the board of that company since January 2018. He also served as the Chief Executive Officer of Liberty Holdings from its founding in 2011 until January 2018. Mr. Wright is also the Executive Chairman of Liberty Resources LLC, an oil and natural gas exploration and production company focused in the Williston Basin, and was its Chief Executive Officer from its formation in September 2010 until March 2017. Mr. Wright founded Pinnacle Technologies, a company that developed and commercialized tiltmeter and microseismic fracture mapping, and served as Chief Executive Officer of Pinnacle Technologies from 1992 to 2006. From 2000 to 2006, Mr. Wright served as Chairman of Stroud Energy, Inc., a shale natural gas producer. Mr. Wright currently serves on the Board of Directors for Urban Solution Group, US Ceramics, LLC and the Federal Reserve Bank of Kansas City, Denver Branch. Mr. Wright has a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology (“MIT”) and conducted graduate work in electrical engineering at both the University of California-Berkeley and MIT. We believe Mr. Wright’s experience in oil and gas services, operations and management make him qualified to serve on our board of directors.
Daniel Posner, 51, was appointed to our board of directors in April 2021. He is the Chief Investment Officer of Rensop Investment Group, a position he has held since March 2019. Prior to that, he was the Co-Chief Investment Officer and Co-Founder of AB Energy Opportunities, an affiliate of AllianceBernstein, from March 2016 to March 2019. He served as President and Chief Investment Officer of GC Synexus, the event driven credit hedge fund manager of Golub Capital, and led the firm’s Opportunistic Credit business from February 2011 to March 2016. Previously, Mr. Posner was a Managing Director of D. E. Shaw & Co., where he was the global head of the firm’s Credit Opportunities and Distressed Investing Unit as well as head of the firm’s Portfolio Acquisition Unit. He also served on the investment committee of the firm’s Global Direct Capital activities. During his nine years at the firm, he served on numerous boards and restructuring committees. Prior to joining D. E. Shaw, Mr. Posner was a Senior Vice President at Intermarket Corporation, a hedge fund manager specializing in event driven strategies. His earlier professional experience included distressed investment and advisory roles at UBS O’Connor, Deloitte Consulting Group, and Goldman Sachs. Mr. Posner holds a BA in Economics from Yeshiva University, magna cum laude, with awards in Economics and Literature, and an MBA from the University of Chicago, where he was a Gesher Fellow and received a Bridge Fellowship. We believe Mr. Posner’s in finance and capital markets make him qualified to serve on our board of directors.
Charles Gwirtsman, 67, was appointed to our board of directors in April 2021. He has approximately 35 years of experience in private equity, mergers and acquisitions, buyouts and corporate finance. Since 1996, Mr. Gwirtsman has been a Co-Founder and Managing Director at KRG Capital Partners (“KRG”). Mr. Gwirtsman has served as a member of KRG’s Investment Committee since its inception and as a lead Managing Director, Chairman and a member of the Board of Directors for many of its portfolio companies, including four energy-related companies. Over its 25-year history, KRG has invested in 46 platform companies and has consummated 213 add-on acquisitions. KRG has raised $4.7 billion of equity from four institutional private equity funds and from co-investments by its limited partners. Prior to co-founding KRG, Mr. Gwirtsman served as a Senior Vice President with Fiduciary Capital Management Company as part of a team managing two mezzanine debt funds. Prior to that, Mr. Gwirtsman served as a Corporate Vice President with Paine Webber, Inc. in the Private Finance Group. Mr. Gwirtsman earned a Master of Business Administration degree in Finance from the University of Denver and a Bachelor of Arts degree in English from Columbia University. We believe Mr. Gwirtsman’s experience in investing and finance make him qualified to serve on our board of directors.
Ron Maor, 56, was appointed to our board of directors in April 2021. Mr. Maor joined Isramco Negev 2, LP (TASE: ISRA.L) as CEO in April 2021. Isramco is the largest shareholder in the Tamar gas field located in the Mediterranean Sea off the coast of Israel. Mr. Maor was previously the Vice Chairman and CEO of Modiin Energy Limited Partnership (TASE:MDIN-L), a position he held from May 2010 to March 2021. At Modiin Energy, Mr. Maor led the company’s participation in offshore projects in Israel including the Shimshon discovery. Mr. Maor also established Modiin’s U.S. portfolio with the development of onshore projects in Kern County, California and recently an acquisition of the NPB field in Colorado. Prior to joining Modiin in 2010, Mr. Maor was the SVP for business development at Africa Israel Investments, where he was responsible for global business development and investor relations. Before joining Africa Israel in 2006, Mr. Maor was the CEO of Isal Amlat Investments, a diversified investments company. Mr. Maor holds a law degree (LLB) from the Tel Aviv University and an MBA from INSEAD (France). Mr. Maour serves on the board of two Israeli public companies, Azorim Living REIT Fund and Smart Agro, and previously served on the board of a third, Modiin Energy Limited Partnership. We believe Mr. Maor’s experience in oil and gas exploration and development, business development and investor relations make him qualified to serve on our board of directors.
Cary D. Steinbeck, 49, was appointed to our board of directors in July 2021. He has servied as a Managing Director at Shea Ventures, an investment firm, since October 2014. From 2007 to 2014, he served as a Managing Director at Oakmont Corporation, an investment firm. Mr. Steinbeck is also a director at Liberty Oilfield Services Inc. (NYSE: LBRT) and Liberty Resources LLC and is a Chartered Financial Analyst® charterholder. Mr. Steinbeck has a Bachelor of Arts in Economics from the University of California, Santa Barbara, and a Master of Business Administration from the University of Southern California. We believe that Mr. Steinbeck’s experience in the private equity industry, energy sector investing experience, extensive board participation and understanding of financial markets will provide valuable insights and qualify him for service on our board of directors.
Board Structure
Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Maor and Posner, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Wright and Steinbeck will expire at the second annual meeting. The term of office of the third class of directors, consisting of Messrs. Morse, Silverman, and Gwirtsman, will expire at the third annual meeting.
Executive Compensation
No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business or our liquidation of the trust account, we will pay our sponsor up to $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary.
Other than the administrative fee of up to $10,000 per month, the payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates in connection with the consummation of our initial business combination and the repayment of the $150,000 loan made by our sponsor to us, no compensation or fees of any kind will be paid to our sponsor, initial stockholders, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is).

However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, fields, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. Additionally, there is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.
Director Independence
Currently Messrs. Gwirtsman, Maor, Posner, Steinbeck, and Wright would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.
Audit Committee
Effective upon the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of Messrs. Gwirtsman, Posner, and Steinbeck, each of whom is an independent director under Nasdaq’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of the independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•
approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee
The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq’s listing standards. Nasdaq’s standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Posner qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Nominating Committee
Effective upon the date of this prospectus, we will establish a nominating committee of the board of directors, which will consist of Messrs. Gwirtsman, Maor, and Posner, each of whom is an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:
•
should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.
Compensation Committee
Effective upon the date of this prospectus, we will establish a compensation committee of the board of directors, which will consist of Messrs. Maor, Steinbeck, and Wright, each of whom is an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
if required, producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Code of Ethics
Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.
Conflicts of Interest
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•
the corporation could financially undertake the opportunity;

•
the opportunity is within the corporation’s line of business; and

•
it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides that:
•
except as may be prescribed by any written agreement with us, we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue; and

•
our officers and directors will not be liable to our company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any of our activities or any of our sponsor or its affiliates to the fullest extent permitted by Delaware law.

Our officers and directors are, and may in the future become, affiliated with other companies. In order to minimize potential conflicts of interest which may arise from such other corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of our execution of a definitive agreement for a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. The foregoing agreement does not restrict our officers and directors from becoming affiliated with other companies in the future which could take priority over our company. However, we believe that such agreement still benefits us because our officers and directors are obligated to present suitable business opportunities to us to the extent that none of their other fiduciary or contractual obligations require them to present it to another entity.

The following table summarizes the pre-existing fiduciary or contractual obligations of our officers and directors besides our sponsor:
Name of Individual	Name of Affiliated Entity	Entity’s Business	Affiliation
Brad Morse	Fulcrum Energy Capital Funds	Private Equity	Founder and President

M. Grant Farn	Gondola Resources, LLC	Upstream Oil and Gas	Chief Financial Officer
Daniel Silverman	Fulcrum Energy Capital Funds	Private Equity	Managing Director
Ryan Sullivan	Fulcrum Energy Capital Funds Arbor Resources	Private Equity Oil and Gas Consulting	Director Managing Member
Doug Sandridge	Fulcrum Energy Capital Funds	Private Equity	Vice President
Conor Hess	Fulcrum Energy Capital Funds	Private Equity	Vice President
Chris Wright	Liberty Oilfield Services Liberty Resources LLC	Oilfield Services Upstream Oil and Gas	CEO and Director Executive Chairman
Daniel Posner	Rensop Investment Group	Private Equity	Chief Investment Officer
Charles Gwirtsman	KRG Capital Partners	Private Equity	Co-Founder and Managing Director
Ron Maor	Isramco Negev 2 Azorim Living REIT Fund Smart Agro	Upstream Oil and Gas Real Estate Investing Agriculture	CEO Director Director
Cary Steinbeck	Shea Ventures Liberty Oilfield Services Inc. Liberty Resources LLC	Investment Firm Oilfield Services Upstream Oil and Gas	Managing Director Director Director
While the foregoing may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.
Investors should also be aware of the following additional potential conflicts of interest:
•
None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•
Unless we consummate our initial business combination, our officers, directors and sponsor will not receive reimbursement or repayment for any out-of-pocket expenses incurred by them, or loans made to us, to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

•
The founders’ shares beneficially owned by our initial stockholders and the private warrants purchased by our sponsor, and any warrants which our officers or directors may purchase in the aftermarket, will expire worthless if a business combination is not consummated. This is because our officers and directors and affiliates will not receive liquidation distributions from the trust account with respect to any of the founders’ shares or private warrants.

For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our officers, directors, sponsor or initial stockholders unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view. We will also need to obtain the approval of a majority of our disinterested independent directors. Furthermore, in no event will any of our sponsor, members of our management team or their respective affiliates be paid any compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the administrative fee of up to $10,000 per month, the payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates in connection with the consummation of our initial business combination, repayment of the $150,000 loan and reimbursement of any out-of-pocket expenses.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus and included in the private warrants (assuming none of the individuals listed purchase units in this offering), by:
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each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•
each of our officers and directors; and

•
all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of the warrants included in the units offered by this prospectus or the private warrants as these warrants are not exercisable within 60 days of the date of this prospectus.
	Prior to Offering		After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
Brad Morse(3)	4,875,000	92.1%	4,200,000	18.6%
M. Grant Farn	—	—	—	—
Conor Hess(4)	—	—	—	—
Doug Sandridge	—	—	—	—
Daniel Silverman	—	—	—	—
Ryan Sullivan(4)	—	—	—	—
Charles Gwirtsman(4)	60,000	1.1%	60,000	*
Cary Steinbeck	60,000	1.1%	60,000	*
Ron Maor(4)	60,000	1.1%	60,000	*
Daniel Posner(4)	60,000	1.1%	60,000	*
Chris Wright(4)	60,000	1.1%	60,000	*
Accretion Acquisition Sponsor, LLC	4,875,000	92.1%	4,200,000	18.6%
All directors and executive officers as a group (11 individuals)	5,175,000	97.7%	4,500,000	19.9%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o Accretion Acquisition Corp., 410 17th Street, #1110, Denver, Colorado 80202.

(2)
Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 675,000 shares of common stock.

(3)
Represents securities held by Accretion Acquisition Sponsor, LLC, our sponsor. The manager of our sponsor is Accretion Acquisition GP Sponsor, LLC, which is managed by Morse AAC SPAC GP Sponsor, LLC (“Morse AAC”). Morse AAC is managed by Brad Morse. Accordingly, all securities held by our sponsor may ultimately be deemed to be beneficially held by Mr. Morse.

(4)
Does not include any securities held by Accretion Acquisition Sponsor, LLC, of which each indicated person is a direct or indirect member. Each such person disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

Immediately after this offering, our initial stockholders will beneficially own approximately 20.0% of the then issued and outstanding shares of common stock (assuming they do not purchase any units offered by this prospectus). None of our sponsor, officers, directors and initial stockholders has indicated to us that it or they intend to purchase our securities in the offering. Because of the ownership block held by our sponsor, officers, directors and initial stockholders, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.
If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of up to 675,000 founders’ shares will be forfeited. Only a number of shares necessary to maintain the 20% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option (not including the EBC founder shares and assuming they do not purchase any units in this offering) will be forfeited. All of the founders’ shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until six months after the date of the consummation of our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 675,000 of the founders’ shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.
During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) among our initial stockholders or to our initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founders’ shares.
Our sponsor has committed that it and/or its designees will purchase the 7,300,000 private warrants (for a total purchase price of $7,300,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us an additional number of private warrants (up to a maximum of 810,000 private warrants) in proportion to the exercise of the over-allotment option. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private warrants are identical to the warrants included in the units sold in this offering. The initial purchasers have agreed not to transfer, assign or sell any of the private warrants and underlying securities (except in connection with the same limited exceptions that the founders’ shares may be transferred as described above) until after the completion of our initial business combination. Furthermore, they have agreed (A) to vote any shares they hold in favor of any proposed business combination, (B) not to convert any such shares in connection with a stockholder vote to approve a proposed initial business combination or sell any such shares to us in a tender offer in connection with a proposed initial business combination and (C) that such shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private warrants will likely be worthless.
In order to meet our working capital needs following the consummation of this offering, our sponsor, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into warrants at a price of $1.00 per warrant. These warrants would be identical to the private warrants. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
Our executive officers and our sponsor are our “promoters,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS
In April 2021, we issued 4,312,500 shares of common stock to our sponsor for in exchange for the payment of $25,000 of our deferred offering costs, at a purchase price of approximately $0.006 per share, in connection with our organization. In September 2021, our sponsor transferred 50,000 founders’ shares to each of our independent directors at the same per-share purchase price paid by our sponsor. In October 2021, we effected the Dividend. If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders will forfeit up to an aggregate of 675,000 shares of common stock in proportion to the portion of the over-allotment option that was not exercised.
Our sponsor has committed that it and/or its designees will purchase, pursuant to written subscription agreements with us, the 7,300,000 private warrants (for a total purchase price of $7,300,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us an additional number of private warrants (up to a maximum of 810,000 private warrants) in proportion to the number of units purchased pursuant to the exercise of the over-allotment option. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The purchase price for the private warrants will be deposited into the trust account simultaneously with the consummation of the offering. The private warrants are identical to the warrants included in the units sold in this offering. The purchasers have agreed not to transfer, assign or sell any of the private warrants and founders’ shares (except to certain permitted transferees) until after the completion of our initial business combination. Furthermore, they have agreed (A) to vote their shares in favor of any proposed business combination, (B) not to convert any such shares in connection with a stockholder vote to approve a proposed initial business combination or sell any such shares to us in a tender offer in connection with a proposed initial business combination and (C) that such shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private warrants will likely be worthless.
In order to meet our working capital needs following the consummation of this offering, our sponsor, initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into warrants at a price of $1.00 per warrant. These warrants would be identical to the private warrants. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
The holders of our founders’ shares issued and outstanding on the date of this prospectus, as well as the holders of the private warrants and any units our sponsor, initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the units issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
As of June 30, 2021, our sponsor had loaned us $150,000 under a promissory note to cover expenses related to this offering. We intend to repay the loan from the proceeds of this offering not being placed in trust upon consummation of this offering.

Our sponsor has agreed that, commencing on the effective date of this prospectus through the earlier of our consummation of our initial business combination or the liquidation of the trust account, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay up to $10,000 per month for these services. We believe, based on rents and fees for similar services, that these fees are at least as favorable as we could have obtained from an unaffiliated person.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation.
Other than the administrative fee of up to the $10,000 per month, the payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates in connection with the consummation of our initial business combination and repayment of the $150,000 loan, no compensation or fees of any kind will be paid to our sponsor, initial stockholders, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. Additionally, there is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.
All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our disinterested independent directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
Related Party Policy
Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) a greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to help our board determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view. We will also need to obtain approval of a majority of our disinterested independent directors.

DESCRIPTION OF SECURITIES
General
As of the date of this prospectus, we will be authorized to issue 50,000,000 shares of common stock, par value $0.001, and 1,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 5,295,000 shares of common stock are outstanding. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation, bylaws and the form of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.
Units
Each unit consists of one share of common stock, one right, and one-half of one warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination. Each whole warrant entitles the holder to purchase one share of common stock. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.
The shares of common stock, rights, and warrants will begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters inform us of their decision to allow earlier separate trading, provided that in no event may the shares of common stock, rights, and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Once the shares of common stock, rights, and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.
We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if the representatives of the underwriters have allowed separate trading of the shares of common stock, rights, and warrants prior to the 90th day after the date of this prospectus.
Common Stock
Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our sponsor, as well as all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.
We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such business combination and, solely if a vote is held to approve a business combination, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate an initial business combination by 18 months from the closing of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the trust account, based on the amount then held in the trust account.
Our sponsor, officers and directors have agreed to waive their rights to participate in any liquidation distribution from the trust account occurring upon our failure to consummate an initial business combination with respect to the founder’s common stock, and the holders of the EBC founder shares have agreed to a similar waiver with respect to the EBC founder shares. Our sponsor, officers and directors, and the holders of the EBC founder shares, will therefore not participate in any liquidation distribution from the trust account with respect to such shares. They will, however, participate in any liquidation distribution from the trust account with respect to any shares of common stock acquired in, or following, this offering.
Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in a tender offer or have their shares of common stock converted to cash equal to their pro rata share of the trust account in connection with the consummation of our business combination. Public stockholders who sell or convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.
Preferred Stock
There are no shares of preferred stock outstanding. As of the date of this prospectus, our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Rights
Each right entitles the registered holder to receive one-tenth (1/10) of one share of common stock upon consummation of our initial business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any such funds in exchange for their rights and the rights will expire worthless. We will not issue fractional shares upon exchange of the rights. If, upon exchange of the rights, a holder would be entitled to receive a fractional interest in a share, we will, upon exchange, either round up to the nearest whole number the number of shares to be issued to the right holder or otherwise comply with Section 155 of the Delaware General Corporation Law, as further described herein. We will make the determination of how we are treating fractional shares at the time of our initial business combination and will include such determination in the proxy materials we will send to stockholders for their consideration of such initial business combination.
Warrants
No warrants are currently outstanding. Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial business combination. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the five trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The private warrants, as well as any warrants underlying additional units we issue to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us, will be identical to the warrants underlying the units being offered by this prospectus.
We may call the warrants for redemption (including the private warrants and any warrants underlying additional units issued to our sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per warrant,
•
at any time after the warrants become exercisable,

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding warrants not held by our sponsor and certain related persons in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.
In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Dividends
We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent and Warrant Agent
The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.
Listing of our Securities
Our units, common stock, rights, and warrants have been approved to be listed on Nasdaq under the symbols “ENERU,” “ENER,” “ENERR,” and “ENERW,” respectively. Our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the common stock, rights, and warrants are eligible to trade separately, we anticipate that the common stock, rights, and warrants will be listed separately and as a unit on Nasdaq.
Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws
Staggered board of directors
Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.
Special meeting of stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our president or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.
Advance notice requirements for stockholder proposals and director nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will generally need to be delivered to our principal executive offices not later than the close of business on the 80th day nor earlier than the close of business on the 90th day prior to anniversary date of the preceding year’s annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Authorized but unissued shares
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection
Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction or (D) arising under the Securities Act. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Limitation on Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE
Immediately after this offering, we will have 22,620,000 shares of common stock outstanding, or 25,995,000 shares if the over-allotment option is exercised in full. Of these shares, the 18,000,000 shares sold in this offering, or 20,700,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.
Rule 144
A person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
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1% of the number of shares of common stock then outstanding, which will equal 226,200 shares immediately after this offering (or 259,950 shares if the over-allotment option is exercised in full); and

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the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our sponsor will be able to sell its founders’ shares freely without registration one year after we have completed our initial business combination assuming it is not an affiliate of ours at that time.
Registration Rights
The holders of the founders’ shares issued and outstanding on the date of this prospectus, as well as the holders of any units our sponsor, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities) and the holders of EBC founder shares, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the EBC founder shares and the units issued to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. Notwithstanding the foregoing, EarlyBirdCapital will be entitled to make a demand only on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination; provided, however, that EarlyBirdCapital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the material U.S. federal income considerations with respect to your ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).
This discussion does not address all of the U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to persons subject to special rules, such as:
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certain financial institutions;

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insurance companies;

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dealers and traders in securities or foreign currencies;

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persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

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former citizens or residents of the United States;

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U.S. persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

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persons liable for the alternative minimum tax; and

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tax-exempt organizations.

The following does not discuss any aspect of state, local or non-U.S. taxation and does not consider any aspects of U.S. federal estate or gift tax law. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect.
If an entity that is treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the entity. If you are a partner in such an entity, you should consult your tax advisor.
WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.
Allocation of Purchase Price and Characterization of a Unit
No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock, one right to receive one-tenth (1/10) of one share of our common stock and one-half of one warrant to acquire one share of our common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit among the one share of common stock, the one right, and the one-half of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of common stock, the right and the one-half of one warrant should be the holder’s tax basis in such share, right, or one-half of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of common stock, the right, and the one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated among the common stock, the right, and the one-half of one warrant based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of shares of common stock, rights, and warrants comprising units should not be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of the shares of common stock, rights, and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.
Personal Holding Company Status
We could be subject to United States federal income tax at rates in excess of those generally applicable to corporations on a portion of our income if we are determined to be a personal holding company, or PHC, for United States federal income tax purposes. A U.S. corporation will generally be classified as a PHC for United States federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for United States federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed taxable income, subject to certain adjustments.
U.S. Holders
This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of a security that is:
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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a United States person.

Dividends and Distributions
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If we do make distributions on our common stock, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits generally will first reduce your basis in the common stock (but not below zero) and then will be treated as gain realized on the sale or other disposition of the common stock (as described in the first paragraph under “— Sale or Other Disposition or Conversion of Common Stock” below).
The conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion Rights” may be viewed as a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.
Sale or Other Disposition or Conversion of Common Stock
Gain or loss you realize on the sale or other disposition of our common stock (including a liquidation in the event we do not consummate a business combination within the required time and generally including, as further described below, a conversion of common stock into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights”) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion Rights” could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.
If you convert your common stock into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in “— Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you may be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.
Sale or Other Disposition, Exercise or Expiration of Warrants
Upon the sale or other disposition of a warrant (other than by exercise), you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other disposition, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.
Except as discussed below with respect to the cashless exercise of a warrant, in general, you will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, your basis in the common stock received would equal your basis in the warrant. If the cashless exercise were treated as not being a realization event, your holding period in the common stock received would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.
It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, you would recognize gain or loss with respect to the portion of the exercised warrants treated as surrendered to pay the exercise price of the warrants (the “surrendered warrants”). You would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the surrendered warrants and the sum of your tax basis in the surrendered warrants and the aggregate exercise price of the surrendered warrants (if they had been exercised in a regular exercise). In this case, your tax basis in the common stock received would equal the sum of your initial investment in the warrants exercised (i.e., the portion of your purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the aggregate exercise price of such warrants. Your holding period for the common stock would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, you should consult your own tax advisors regarding the tax consequences of a cashless exercise. You are urged to consult your own tax advisor as to the consequences of an exercise of a warrant on a cashless basis.
If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.
Receipt of Common Stock Pursuant to a Right or Expiration of a Right.
A U.S. holder should not recognize gain or loss upon the receipt of common stock pursuant to the rights. The tax basis of common stock acquired by a U.S. holder pursuant to the rights should be equal to the U.S. holder’s tax basis in such rights. The holding period of such common stock should begin on the day after the receipt of such common stock pursuant to such rights. The tax treatment of a right that expires worthless is unclear. U.S. holders should consult their own tax advisors regarding the tax treatment of any losses that result if the rights expire worthless.
Constructive Dividends on Warrants
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.
Unearned Income Medicare Tax
A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax will also apply to all or some portion of the undistributed net investment income of certain U.S. holders that are estates and trusts. For these purposes, dividends and gains from the taxable dispositions of the common stock, rights, and warrants will generally be taken into account in computing such a U.S. holder’s net investment income.
Information Reporting and Backup Withholding
Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your shares of common stock or warrants. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.
Non-U.S. Holders
This section is addressed to non-U.S. holders of the securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a security (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
Dividends and Distributions
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants, as described in “—Constructive Dividends on Warrants” below), those dividends would generally be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN or Form W-8BEN-E). A distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend generally will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Common Stock or Warrants” below. The full amount of any distributions to you may, however, be subject to United States withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation”(see “Sale or Other Disposition of Common Stock or Warrants” below), we will withhold at least 15% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.
Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of Warrants
You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, as described in “— U.S. Holders — Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock or Warrants” would apply.

Sale or Other Disposition of Common Stock, Rights, or Warrants
You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe), rights, or warrants (including an expiration or redemption of our warrants), unless:
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the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

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you are an individual present in the United States for 183 days or more in the taxable year of disposition and you meet certain other conditions, and you are not eligible for relief under an applicable income tax treaty; or

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we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period preceding the date of disposition or your holding period for your shares of common stock or warrants, and, in the case where the shares of our common stock are regularly traded on an established securities market, you hold or have held, directly or indirectly, at any time during such period, more than 5% of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. You are urged to consult your own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares of common stock or warrants is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.
If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of shares of common stock or warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your shares of common stock or warrants may be required to withhold United States income tax at a rate of 15% of the amount realized upon such disposition.
If you convert your common stock into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock rather than as a dividend or distribution. The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. See the discussion in “— U.S. Holders — Sale or Other Disposition or Conversion of Common Stock.” You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code.

Receipt of Common Stock Pursuant to a Right or Expiration of a Right.
A non-U.S. holder should not recognize gain or loss upon the receipt of common stock pursuant to the rights. The tax basis of common stock acquired by a non-U.S. holder pursuant to the rights should be equal to the non-U.S. holder’s tax basis in such rights. The holding period of such common stock should begin on the day after the receipt of such common stock pursuant to such rights. The tax treatment of a right that expires worthless is unclear. Non-U.S. holders should consult their own tax advisors regarding the tax treatment of any losses that result if the rights expire worthless.
Constructive Dividends on Warrants
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.
Information Reporting and Backup Withholding
We must report annually to the IRS the amount of dividends or other distributions we may pay to you on your shares of common stock and the amount of tax we withhold on any such distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty. The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your shares of common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.
Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.
FATCA
Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose a 30% withholding tax on “withholdable payments,” which include dividends on and gross proceeds of a disposition of our common stock or warrants paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above apply to payments of dividends (including constructive dividends) on our common stock or warrants. While these withholding obligations would also apply to payments of gross proceeds from a sale or other disposition of our common stock or warrants, recently proposed Treasury regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued, eliminate this requirement. You should consult your own tax advisor with respect to the potential tax consequences of FATCA.

UNDERWRITING
We are offering the units described in this prospectus through the underwriters named below. EarlyBirdCapital, Inc. and Stephens Inc. are acting as representatives of the underwriters. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to each of its name in the following table:
Underwriter	Number of Units
EarlyBirdCapital, Inc.	9,000,000
Stephens Inc.	9,000,000
Total	18,000,000
The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to purchase the units covered by the option to purchase additional units as described below.
Our units are offered subject to a number of conditions, including:
•
receipt and acceptance of our units by the underwriters; and

•
the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.
Option to Purchase Additional Units
We have granted the underwriters an over-allotment option to buy up to an aggregate of 2,700,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will purchase additional units approximately in proportion to the amounts specified in the table above.
Underwriting Discount
Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $0.09 per unit from the initial public offering price and the dealers may reallow a concession not in excess of $0.01 per unit to other dealers. Sales of units made outside of the United States may be made by affiliates of the underwriters. After completion of this offering, if the underwriters still hold any units sold by us to them in this offering, the representatives may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.
The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to 2,700,000 additional units.
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total	$9,900,000	$11,385,000

(1)
Includes $0.35 per unit, or $6,300,000 (or $7,245,000 of the over-allotment option is exercised in full) in the aggregate payable to the representatives of the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the representatives of the underwriters only on completion of an initial business combination.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $350,000. We have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $15,000, the expenses of transaction “bibles” and lucite cube “mementos,” not to exceed $3,000, and the expenses of investigations and background checks, not to exceed $3,500 per individual, or an aggregate payment of $45,000, all of which are included in the total estimated expenses of $350,000.
EBC Founder Shares
In April 2021, we issued to EarlyBirdCapital and its designees the 100,000 EBC founder shares for nominal consideration, which increased to 120,000 shares as a result of the Dividend. The holders of the EBC founder shares have agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, the holders of the EBC founder shares have agreed (i) to waive their conversion rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 18 months from the closing of this offering.
The EBC founder shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.
We have granted the holders of these shares the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.”
Rights of First Refusal
If we determine to pursue any equity, equity-linked, debt or mezzanine financing relating to or in connection with a business combination, then EarlyBirdCapital and Stephens shall have the right, but not the obligation, to act as joint book running managers, placement agents and/or arrangers, as the case may be, in any and all such financing or financings. This right of first refusal extends from the date of this offering until the earlier of the consummation of an initial business combination or the liquidation of the trust account if we fail to consummate a business combination during the required time period (but in no event longer than three years from the effective date of the registration statement of which this prospectus forms a part).
For a period commencing on the effective date of the registration statement of which this prospectus forms a part and ending one year after the closing of a business combination, or for a period of three years from the effective date of the registration statement of which this prospectus forms a part if there is no business combination, EarlyBirdCapital and Stephens shall have the right, but not the obligation, to act as joint book running lead underwriters for the next U.S.-registered offering of securities of a blank check company controlled by Mr. Morse.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.
Nasdaq Listing
Our units have been approved to be listed on Nasdaq under the symbol “ENERU,” and, once the common stock, rights, and warrants begin separate trading, under the symbols “ENER,” “ENERR,” and “ENERW,” respectively.

Price Stabilization, Short Positions
In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:
•
stabilizing transactions;

•
short sales;

•
purchases to cover positions created by short sales;

•
imposition of penalty bids; and

•
syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.
The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.
Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the representative of the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.
These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor the underwriters, make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.
Determination of Offering Price
Prior to this offering, there was no public market for our units. The initial public offering price will be determined by negotiation between us and the representative of the underwriters. The principal factors to be considered in determining the initial public offering price include:
•
the information set forth in this prospectus and otherwise available to the representative;

•
our history and prospects and the history and prospects for the industry in which we compete;

•
our past and present financial performance;

•
our prospects for future earnings and the present state of our development;

•
the general condition of the securities market at the time of this offering;

•
the recent market prices of, and demand for, publicly traded units of generally comparable companies; and

•
other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our units, warrants or common stock or that the units will trade in the public market at or above the initial public offering price.
Affiliations
EarlyBirdCapital and Stephens and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. EarlyBirdCapital and Stephens and their respective affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.
Additional Future Arrangements
Other than as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any underwriter and no fees for such services will be paid to any underwriter prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.
Electronic Distribution
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.
Selling Restrictions
Canada
Resale Restrictions
We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.
Representations of Purchasers
A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•
where required by law, that the purchaser is purchasing as principal and not as agent;

•
the purchaser has reviewed the text above under Resale Restrictions; and

•
the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only
Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Collection of Personal Information
If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:
•
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•
in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.
For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the United Kingdom
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person that is:
•
a corporation (which is not an accredited investor (as defined in Section 14A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

LEGAL MATTERS
Davis Graham & Stubbs LLP, Denver, Colorado, is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering. Graubard Miller, New York, New York, is acting as counsel to the underwriters.
EXPERTS
The financial statements of Accretion Acquisition Corp. as of April 8, 2021 and for the period from February 26, 2021 (inception) through April 8, 2021 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Accretion Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.
You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Accretion Acquisition Corp.
FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder and Board of Directors of
Accretion Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Accretion Acquisition Corp. (the “Company”) as of April 8, 2021, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from February 26, 2021 (inception) through April 8, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 8, 2021, and the results of its operations and its cash flows for the period from February 26, 2021 (inception) through April 8, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum llp
Marcum llp
We have served as the Company’s auditor since 2021.
Houston, Texas
June 18, 2021, except for the effects of subsequent events discussed in Note 8, as to which the date is October 22, 2021

ACCRETION ACQUISITION CORP.
BALANCE SHEETS
	June 30, 2021 (Unaudited)	April 8, 2021
Assets
Cash	$110,375	$162,500
Subscription receivable	100	—
Total Current Assets	110,475	162,500
Deferred offering costs associated with initial public offering	245,732	86,755
Total Assets	$356,207	$249,255
Liabilities and Stockholders’ Equity
Current Liabilities
Promissory note – related party	$150,000	$150,000
Accrued expenses	181,986	75,614
Total Current Liabilities	331,986	225,614
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,295,000 and 5,175,000 shares issued and outstanding at June 30, 2021 and April 8, 2021 respectively(1)(2)	5,295	5,175
Additional paid-in capital	20,285	19,825
Accumulated deficit	(1,359)	(1,359)
Total Stockholders’ Equity	24,221	23,641
Total Liabilities and Stockholders’ Equity	$356,207	$249,255

(1)
In October 2021, the Company effected a dividend of 882,500 shares of common stock, which resulted in an aggregate of 5,295,000 shares of common stock outstanding. All share and associated amounts have been retroactively restated to reflect the share dividend (see Note 5). This number excludes up to 675,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

(2)
Includes 120,000 EBC Founder Shares.

The accompanying notes are an integral part of these financial statements.

ACCRETION ACQUISITION CORP.
STATEMENTS OF OPERATIONS
	For the period from February 26, 2021 (inception) through June 30, 2021 (Unaudited)	For the period from February 26, 2021 (inception) through April 8, 2021
Formation costs	$1,359	$1,359
Net loss	$(1,359)	$(1,359)
Weighted average shares of common stock outstanding, basic and diluted(1)(2)	4,620,000	4,500,000
Basic and diluted net loss per share of common stock	$(0.00)	$(0.00)

(1)
In October 2021, the Company effected a dividend of 882,500 shares of common stock, which resulted in an aggregate of 5,295,000 shares of common stock outstanding. All share and associated amounts have been retroactively restated to reflect the share dividend (see Note 5). This number excludes up to 675,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

(2)
Includes 120,000 EBC Founder Shares.

The accompanying notes are an integral part of these financial statements.

ACCRETION ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – February 26, 2021 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Sponsor(1)	5,175,000	5,175	19,285	—	25,000
Net loss	—	—	—	(1,359)	(1,359)
Balance – April 8, 2021	5,175,000	5,175	19,285	(1,359)	23,641
Issuance of EBC Founder Shares	120,000	120	460	—	580
Net loss	—	—	—	—	—
Balance – June 30, 2021 (unaudited)	5,295,000	$5,295	$20,285	$(1,359)	$24,221

(1)
In October 2021, the Company effected a dividend of 882,500 shares of common stock, which resulted in an aggregate of 5,295,000 shares of common stock outstanding. All share and associated amounts have been retroactively restated to reflect the share dividend (see Note 5). This number excludes up to 675,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of these financial statements.

ACCRETION ACQUISITION CORP.
STATEMENTS OF CASH FLOWS
For the periods from February 26, 2021 (inception) through April 8, 2021 and from February 26, 2021 (inception) through June 30, 2021
	For the period from February 26, 2021 (inception) through June 30, 2021 (Unaudited)	For the period from February 26, 2021 (inception) through April 8, 2021
Cash flows from operating activities:
Net loss	$(1,359)	$(1,359)
Changes in operating assets and liabilities:
Accrued expenses	1,359	1,359
Net cash used in operating activities	—	—
Cash flows from financing activities:
Proceeds from issuance of common stock to Sponsor	25,000	25,000
Proceeds from promissory note – related party	150,000	150,000
Payment of offering costs	(64,625)	(12,500)
Net cash provided by financing activities	110,375	162,500
Net change in cash:	110,375	162,500
Cash – Beginning (inception)	—
Cash – Ending	$110,375	$162,500
Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in accrued expenses	$180,627	$74,255
Deferred offering costs paid through promissory note – related party	$52,125	$—
Issuance of EBC Founder Shares	$580	$—
The accompanying notes are an integral part of these financial statements.

ACCRETION ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS
Accretion Acquisition Corp. (the “Company”) was incorporated in Delaware on February 26, 2021. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
All information included in these notes to the financial statements related to periods after June 18, 2021 is unaudited.
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, however, the Company intends to concentrate its efforts to focus identifying businesses in the upstream energy industry or in related businesses in the midstream, services, software or commodity risk management sectors. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of June 30, 2021, the Company had not commenced any operations. All activity for the period from February 26, 2021 (inception) through June 30, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 18,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 20,700,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of warrants (the “Private Warrants”) in a private placement to Accretion Acquisition Sponsor, LLC (the “Sponsor”) that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.10 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination

ACCRETION ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS (Continued)
or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.
The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares (as defined in Note 5) and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until 18 months from the closing of the Proposed Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

ACCRETION ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS (Continued)
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares (as defined in Note 5) if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.10 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial wherewithal to fund the Company that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of these financial statements.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, the close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ACCRETION ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as amended by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $110,375 cash as of June 30, 2021.
Deferred Offering Costs Associated with the Proposed Public Offering
Deferred offering costs consist of legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. The Company had deferred offering costs of $245,732 as of June 30, 2021.
Net Loss Per Share of Common Stock
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share of common stock is computed by dividing net loss attributable to

ACCRETION ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Net Loss Per Share of Common Stock (Continued)
common stockholders by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares of common stock at June 30, 2021 were reduced for the effect of an aggregate of 675,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6). As of June 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share of common stock is the same as basic loss per share of common stock for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the federal depository insurance coverage corporation limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
Income Taxes
The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. There were no unrecognized tax benefits as of June 30, 2021. Deferred tax assets were deemed to be de minimis as of June 30, 2021.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was deemed to be de minimis for the period from February 26, 2021 (inception) through June 30, 2021.
Warrants
ASC 480 requires a reporting entity to classify certain freestanding financial instruments as liabilities (or in some cases as assets). ASC 480-10-S99 addresses concerns raised by the SEC regarding the financial statement classification and measurement of securities subject to mandatory redemption requirements or

ACCRETION ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Warrants (Continued)
whose redemption is outside the control of the issuer. If the stock subject to mandatory redemption provisions represents the only shares in the reporting entity, it must report instruments in the liabilities section of its statement of financial position. The stock subject must then describe them as shares subject to mandatory redemption, so as to distinguish the instruments from other financial statement liabilities. The Company concludes that the Public Warrants (defined in Note 3) do not exhibit any of the above characteristics and, therefore, are outside the scope of ASC 480.
The Company will account for the 16,300,000 warrants to be issued in connection with this offering (representing 9,000,000 public warrants included in the units and 7,300,000 private warrants, assuming the underwriters' over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40, Derivatives and Hedging - Contracts in Entity's Own Equity. Such guidance provides that because the warrants meet the criteria for equity treatment.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3 — PROPOSED PUBLIC OFFERING
Pursuant to the Proposed Public Offering, the Company will offer for sale up to 18,000,000 Units (or 20,700,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one share of common stock, one right (“Public Right”), and one-half of one warrant (“Public Warrant”). Each Public Right will convert to one-tenth (1/10) share of common stock upon consummation of a Business Combination (see Note 7). Each whole Public Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4 — PRIVATE PLACEMENT
The Sponsor has committed to purchase an aggregate of 7,300,000 Private Warrants (or 8,110,000 Private Warrants if the underwriters’ over-allotment is exercised in full) at a price of $1.00 per Private Warrant from the Company in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Warrant is exercisable for one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Warrants will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.
NOTE 5 — RELATED PARTY TRANSACTIONS
Founder Shares
On April 7, 2021, the Sponsor purchased 4,312,500 shares of the Company’s common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. In October 2021, the Company effected a dividend of 862,500 of the Company's Founder Shares, which resulted in an aggregate of 5,175,000 Founder Shares outstanding. All share and associated amounts have been retroactively restated to reflect the share dividend. The Founder Shares include an aggregate of up to 675,000 shares of common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part,

ACCRETION ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 5 — RELATED PARTY TRANSACTIONS (Continued)
Founder Shares (Continued)
so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Proposed Public Offering.
Founder Shares are subject to lock-up until the earlier of (A) 180 days after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On April 7, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $150,000. The Promissory Note is non-interest bearing and payable on the earlier of December 31, 2021 or the consummation of the Proposed Public Offering. As of June 30, 2021, there was $150,000 outstanding under the Promissory Note.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity. The warrants would be identical to the Private Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of June 30, 2021, no Working Capital Loans were outstanding.
Administrative Support Agreement
Commencing on the effective date of the Proposed Public Offering, the Company will agree to pay the Sponsor a total of up to $10,000 per month in the aggregate for up to 18 months for office space, utilities and secretarial and administrative support. Upon completion of the initial business combination or the Company’s liquidation, the Company will cease paying these monthly fees.
NOTE 6 — COMMITMENTS AND CONTINGENCIES
Registration Rights
The holders of the Founder Shares, EBC Founder Shares (as defined in Note 7), and any warrants that may be issued in payment of Working Capital Loans made to Company (and underlying securities) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the EBC

ACCRETION ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 6 — COMMITMENTS AND CONTINGENCIES (Continued)
Registration Rights (Continued)
Founder Shares and units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the consummation of a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 2,700,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.
The underwriters will be entitled to an underwriting discount of $0.20 per unit, or $3.60 million in the aggregate (or $4.14 million in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. $0.35 per unit, or $6.30 million in the aggregate (or approximately $7.23 million in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 7 — STOCKHOLDERS’ EQUITY
Common Stock
The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share.
At June 30, 2021, there were 5,295,000 shares of common stock issued and outstanding, which such amount having been restated to reflect the share dividend in October 2021.
Of the 5,295,000 shares of common stock outstanding, an aggregate of up to 675,000 shares are subject to forfeiture, to the extent that the underwriters' over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company's issued and outstanding common stock after the Proposed Public Offering (assuming Sponsor does not purchase any Public Shares in the Proposed Public Offering).
Rights
Each holder of a right will receive one-tenth (1/10) share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).
If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of

ACCRETION ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 7 — STOCKHOLDERS’ EQUITY (Continued)
the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Warrants
The Public Warrants will become exercisable at any time commencing 30 days after the completion of a Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company may redeem the Public Warrants and the Private Warrants, and any warrants underlying units issued upon conversion of the Working Capital Loans:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
at any time after the warrants become exercisable;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the warrants prior to their redemption to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per common stock (with such issue price or effective issue price to be determined

ACCRETION ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 7 — STOCKHOLDERS’ EQUITY (Continued)
Warrants (Continued)
in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) Market Value or (ii) the price at which the Company issue the additional shares of common stock or equity-linked securities.
The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering.
EBC Founder Shares
In April 2021, the Company issued to EarlyBirdCapital and its designees 100,000 shares of common stock (the “EBC Founder Shares”) at $0.001 per share. The Company accounted for the EBC Founder Shares as an offering cost of the Proposed Public Offering, with a corresponding credit to stockholders’ equity. The Company estimated the fair value of EBC Founder Shares to be $580 based upon the price of the Founder Shares issued to the Sponsor. In October 2021, the Company effected a dividend of 20,000 of the Company's EBC Founder Shares, which resulted in an aggregate of 120,000 EBC Founder Shares outstanding. All share and associated amounts have been retroactively restated to reflect the share dividend. The holders of the EBC Founder Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.
The EBC Founder Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Public Offering pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the Proposed Public Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the Proposed Public Offering, except to any underwriter and selected dealer participating in the Proposed Public Offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.
NOTE 8 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
Subscription receivable of $100 was received in July 2021.

ACCRETION ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 8 — SUBSEQUENT EVENTS (Continued)
As also discussed in Note 5 and 7, in October 2021, the Company effected a dividend (which has been accounted for as a stock split) of 882,500 shares of common stock, which resulted in an aggregate of 5,295,000 shares of common stock outstanding. Accordingly, all share and associated amounts have been retroactively restated to reflect the share dividend.
In October 2021, the Company filed a registration statement pursuant to Rule 462(b) under the Securities Act in order to increase the number of Units to be issued in the Proposed Public Offering to 18,000,000 (or 20,700,000 Units if the underwriters' over-allotment option is exercised in full). As a result, the Company intends to finance its Initial Business Combination with proceeds from the sale of 18,000,000 Units in the Proposed Public Offering for $180 million (or 20,700,000 Units for $207 million, if the underwriters' option to purchase additional Units is exercised in full) and the sale of 7,300,000 private warrants that the Sponsor has subscribed to purchase in the private placement for $7.30 million (or 8,110,000 private warrants for $8.11 million, if the underwriters' option to purchase additional Units is exercised in full). Upon the closing of the Proposed Public Offering and the private placement, $181.8 million (or $209.07 million if the underwriters' over-allotment option is exercised in full) will be placed in the Trust Account.

18,000,000 Units

Accretion Acquisition Corp.

PROSPECTUS
October 20, 2021

EarlyBirdCapital, Inc.	Stephens Inc.

Until November 14, 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.